Registration Number 333-_____

             SECURITIES AND EXCHANGE COMMISSION
  SECURITIES AND EXCHANGE COMMISSIONWashington, D.C. 20549


                          Form SB-2
          Amended Form SB - 2REGISTRATION STATEMENT
                            Under
                 THE SECURITIES ACT OF 1933


                   BLUESTONE VENTURES INC.
(Exact name of registrant as specified in its charter)


Nevada                         1000              Applied For____
(State or jurisdiction   (Primary Standard            (I.R.S.
of incorporation or      Industrial Classification     Employer
organization)            Code  Number)             Identification No.)




11940 Old Yale Road, Surrey, British Columbia V3V 3X3 Canada
     (Address, including zip code, and telephone number,
                    including area code,
        of registrant's principal executive offices)

Agent for Service:               With a Copy to:
Edward Wong, CEO               Christopher J.  Moran, Jr.
Bluestone Ventures Inc.        4625 Clary Lakes Drive
11940 Old Yale Road            Roswell, Georgia  30075
Surrey, British Columbia
V3V 3X3 Canada                 Telephone: (770) 518-9542
Telephone:  (604) 618-9110     Fax: (770) 518-9640

(Name, address, including zip code, and telephone number, including area code, of agent for service)


Approximate date of commencement of proposed sale to the public:
  Approximate date of commencement of proposed sale to the
  public:    As soon as practicable after the effective date of
                this Registration Statement.


          If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities
Act, check the following box and list the Securities Act
Registration Statement number of the earlier effective
Registration statement for the same offering.  [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration
Statement number of the earlier effective Registration
Statement for the same offering.  [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration
Statement number of the earlier effective Registration
Statement for the same offering.  [ ]

     If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

               CALCULATION OF REGISTRATION FEE


Title of                  Proposed     Proposed
eachTitle    Amount       Maximum      Maximum       Amount of
of each      To be        Offering     Aggregate     Registration
Class of     Registered   Price        Offering
Securities                per unit     price         Fee
to be
registered


Common       1,741,000    $0.25 per    $ 435,250     $ 40.00
stock        shares       share

No exchange or over-the-counter market exists for Bluestone
Ventures Inc. common stock. The average price paid for Bluestone Ventures Inc. common stock was $0.25 per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

                    SUBJECT TO COMPLETION

                         Prospectus
                                      , 2002

                   BLUESTONE VENTURES INC.


1,741,000 shares of common stock to be sold by the registrant as issuer and by current shareholders

This is the initial public offering of common stock of Bluestone Ventures Inc. and no public market currently exists for these shares. Bluestone Ventures Inc. is offering for sale up to 1,741,000 shares of our common stock on a "self-underwritten" best efforts basis at a price of $0.25 per share for a period of one hundred and eighty days from the date of this prospectus.

____________________________________________________________
Price to Public           Underwriting Commissions    Proceeds to Bluestone
                                                      Ventures, Inc.
Per Share:$0.25 per share     $0                      $0.25 per share
Total Offering:  $435,250     $0                      $65,000
____________________________________________________________
The price for our common shares offered was set arbitrarily by us and does not relate to earnings, book value or any other established method of valuation; there are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set and no commissions will be paid for the sale of the 260,000 shares offered by Bluestone Ventures Inc.

Concurrently with this offering, our selling shareholders are selling 1,481,000 shares at $.0.25 per share. These shares have been included in the column entitled "Total
Offering" in the table above.

This investment involves a high degree of risk.  See "Risk
Factors" beginning on page 7.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. The SEC has not made any recommendations that you buy or not buy the shares. Any representation to the contrary is a criminal offense.

We will amend and complete the information in this prospectus. Although we are permitted by US federal securities law to offer these securities using this prospectus, we may not sell them or accept your offer to buy them until the SEC has declared the documentation filed with the SEC relating to these securities effective. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal.

                      TABLE OF CONTENTS


                                                       PAGE

Summary                                                   6
Risk Factors                                              7
  - If we do not obtain additional financing, our business will fail.
  - Because we have only recently commenced business operations, we face a high risk of business failure.
  - Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.
  - Because management has only limited experience in mineral exploration, the business has a higher risk of failure.
  - Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.
  - Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.
  - If we discover commercial reserves of precious metals on our mineral property, we can provide no assurance that we will be able to successfully place the mineral claims into commercial production.
  - If we do not obtain clear title to our mineral claim, our business may fail.
  - Because market factors in the mining business are largely out of our control, we may not be able to market any ore that may be found.
  - We are dependent on our directors who will not devote their full time and attention to our affairs and this could result in delays or business failure.
  - Our directors own approximately 70% of our outstanding common stock, they will control and make corporate decisions that may be disadvantageous to minority shareholders.
  -    Risks Related to the Securities Market
  - Because our stock price will initially be less than $5 and not quoted on a national exchange, we are likely to be subject to government regulations concerning broker dealer practices in connection with penny stocks.
  -         There is no liquidity for our common stock.


Use of Proceeds                                          13
Determination of Offering Price                          14
Dilution                                                 14
Selling Shareholders                                     15
Plan of Distribution                                     21
Legal Proceedings                                        23
Directors, Executive Officers, Promoters and Control Persons 23
Security   Ownership  of  Certain  Beneficial   Owners   and
Management                                               25
Description of Securities                                25
Interests of Named Experts and Counsel                   26
Disclosure  of  Commission Position of  Indemnification  for
Securities Act Liabilities.                              27
Organization Within Last Five Years                      27
Description of Business                                  27
Plan of Operation                                        33
Description of Property                                  35
Certain Relationships and Related Transactions           35
Market for Common Equity and Related Stockholder Matters 36
Executive Compensation                                   37
Index to Financial Statements                            38
Changes in and Disagreements with Accountants Disclosure 39
Available Information                                    39
Financial Statements.....................................41





                     Prospectus Summary

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

We propose to be in the business of mineral property exploration. We have the option to earn a 100% interest, subject to a 2% "net smelter returns royalty", as defined on page 27, in four mineral claims units located in the Gravel River area, Thunder Bay Mining District, Ontario, Canada which we refer to as the Nagunagisic Lake property. Our objective is to conduct mineral exploration activities on the Nagunagisic Lake property in order to assess whether it possesses commercially exploitable reserves of minerals.

No commercially exploitable reserves have been found on the Nagunagisic Lake property and we cannot assure investors that any such reserves will be found.


Name, Address, and Telephone Number of Registrant

   Bluestone Ventures Inc.
   11940 Old Yale Road
   Surrey, BC V3V 3X3, CANADA
   (604) 618-9110


The Offering

-    Price per share offered                                 $0.25
-    common stock offered by the company                   260,000 shares
-    common stock offered by selling shareholders        1,481,000 shares
-    common stock to be outstanding after the offering   5,241,000 shares
     (assuming all shares are sold)
-    use of proceeds:
     Property payment to Robert Gordon Anderson pursuant
     to mineral property option agreement:                 $25,000
     Offering Expenses:                                    $24,500
     Exploration of Nagunagisic Lake property:             $15,500

Summary Financial Information

Balance Sheet Date             December 31,2001

Cash                           $24,932
Total Assets                   $75,932
Liabilities                   $  1,500
Total Stockholders' Equity     $74,432

Statement of Loss and Deficit
               From Incorporation on           For year ended
               July 12,2000 to Dec 31,2000     December 31, 2001

Revenue                   $   89                  $   473
Net Loss                  $1,164                   $2,004


                        Risk Factors

Risk factors affecting operating results

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus and any other filings we may make with the United States Securities and Exchange Commission in the future before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

If we do not obtain additional financing, our business will fail.

Our current operating funds are less than necessary to complete the development and exploration of our mineral claim, and therefore we will need to obtain additional financing in order to complete our business plan. As of December 31, 2001, we had cash on hand of $24,932. Our business plan calls for significant expenses in connection with the exploration of the Nagagunisic Lake property. The Phase I exploration program on the property as recommended by our consulting geologist is estimated to cost approximately $40,000. We are only raising $15,500 of this amount, even if this entire offering is sold. We will require additional financing in order to complete these activities. Although we may complete the Phase I program in several sub-phases, this will increase the cost of the exploration program.

We must also make the following cash payments to Robert
Anderson, the owner of the Nagagunisic Lake property, in order to keep our option to acquire the property in good standing. We must pay $25,000 to Mr. Anderson by June 1,
2002, a further $100,000 by June 1, 2003 and a further
$100,000 by June 1, 2004. If we cannot raise funds for these payments, we must either renegotiate our agreement with Mr. Anderson or lose any interest in the Lake
Nagagunisic property.

In addition, we will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including market prices for any minerals found, investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

We believe the only realistic source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration or development thereof, which is not presently contemplated.

Should this offering be unsuccessful we would be faced with several options:
-    cease operations and go out of business completely;
-    begin looking for additional capital on terms that are acceptable;
-    bring in additional capital that involves a change of control; or
- seek an acquisition candidate that seeks access to the public marketplace and sources of financing, complete a merge or reverse takeover and probably enter into a completely different line of business.

In the event of any of the above you could lose all of substantially all of your entire investment.


Because we have only recently commenced business operations, we face a high risk of business failure.

We have not begun the initial stages of exploration of our mineral claim, and thus have no way to evaluate the likelihood that we will be able to operate our business successfully. We were incorporated in July 2000 and to date have been involved primarily in organizational activities and the acquisition of the mineral claim. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration and additional costs and expenses that may exceed current estimates. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

Because we have only recently commenced business operations, we expect to incur operating losses for the foreseeable future.

We have never earned revenues and we have never been profitable. Prior to completing exploration on the Nagunagisic Lake property, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate significant revenues from our mineral claims, we will not be able to achieve profitability or continue operations.

Because management has only limited experience in mineral exploration, our business has a higher risk of failure.

Our management, while experienced in business operations, has only limited experience in mineral exploration. None of our directors has any geological training. As a result of this inexperience, there is a higher risk that we will be to complete our business plan in the exploration of our mineral property.

Because of the speculative nature of mineral property exploration, there is substantial risk that no commercially exploitable minerals will be found and our business will fail.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the Nagunagisic Lake property contains commercially exploitable reserves. Exploration for minerals is a speculative venture necessarily involving substantial risk. The exploration work that we intend to conduct on the Nagunagisic Lake property may not result in the discovery of commercial quantities of ore. Problems such as unusual or unexpected rock formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such liabilities may have a material adverse effect on our financial position.

If we discover commercial reserves of precious metals on our mineral property, we can provide no assurance that we will be able to successfully place the mineral claims into commercial production.

Our mineral property does not contain any known bodies of
ore.   If our exploration programs are successful in
establishing ore of commercial tonnage and grade, we will require additional funds in order to place the mineral claims into commercial production. In such an event, we may be unable to do so.



If we do not obtain clear title to our mineral claim, our business may fail.

While we have obtained geological reports with respect to our mineral property, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements or transfers or native land claims, and title may be affected by undetected defects. The
Nagunagisic Lake property has not been surveyed and therefore, the precise location and boundaries of the property may be in doubt.

Because market factors in the mining business are largely out of our control, we may not be able to market any ore that may be found.

The mining industry, in general, is intensively competitive and we can provide no assurance to investors even if commercial quantities of ore are discovered that a ready market will exist for the sale of any ore found. Numerous factors beyond our control may affect the marketability of any substances discovered. These factors include market fluctuations, the proximity and capacity of natural resource markets and processing equipment, government regulations, including regulations relating to prices, taxes, royalties, land tenure, land use, importing and exporting of minerals and environmental protection. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in our not receiving an adequate return on invested capital.

We are dependent on our directors who will not devote their full time and attention to our affairs and this could result in delays or business failure.

Our three officers and directors are all employed on a full time basis with other companies. Loss of any of their services may hamper our ability to implement our business plan, and could cause our stock to become worthless. We will be heavily dependent upon our three directors' entrepreneurial skills and experience to implement our business plan. Their inability to devote full time and attention to our affairs could result in delays in getting into our proposed business.

We do not have an employment agreement with any of our three officers and directors and there is no assurance that they will continue to manage our affairs in the future. We could lose the services of any or all of our officers and directors, or they could decide to join a competitor or otherwise compete with us directly or indirectly. This would have a negative affect on our proposed business and could cause the price of the stock to be worthless. The services of our officers and directors would be difficult to replace. Because investors will not be able to evaluate the merits of our business decisions, they should carefully and critically assess the background of each director.

Our directors own approximately 70% of our outstanding common stock, they will control and make corporate decisions that may be disadvantageous to minority shareholders.

Collectively, our directors own approximately 70% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions and also the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders.

Risks Related to the Securities Market

Because our stock price will initially be less than $5.00 per share and because our shares will not be quoted on a national exchange, we are likely to be subject to government regulations concerning broker dealer practices in connection with penny stocks.

The Securities & Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 per share. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions;
(v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer (i) with bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock become subject to the penny stock rules, stockholders may have difficulty selling our securities.




There is no liquidity for our common stock.

       There is presently no demand for the common stock of our company. There is presently no public market in our shares.
While we intend to apply for a quotation on the Over the Counter Bulletin Board, we cannot guarantee that our application will be approved and our stock listed and quoted for sale.

Our common stock has no prior market and resale of your shares may be difficult.

There is no public market for our common stock and no assurance can be given that a market will develop or that any shareholder will be able to liquidate his investment without considerable delay, if at all.

The trading market price of our common stock may decline below the price at which it was sold. If a market should develop, the price may be highly volatile. In addition, an active public market for our common stock may not develop or be sustained. If selling stockholders sell all or substantial amounts of their common stock in the public market, the market price of our common stock could fall.
                       Use of Proceeds

                       Table 1 - Sale of 100% of     Table 2- Sale of 50% of
                       Issuer stock offered:         Issuer stock offered:

Gross Proceeds                    $65,000                 $32,500
Less expenses of offering:
       Legal Fees                  20,000                  20,000
       Accounting                   3,500                   3,500
   Electronic filing and printing   1,000                   1,000
Net Proceeds                       40,500                   8,000
Use of net proceeds:
       Option Payment              25,000                   8,000
       Exploration Expenditures    10,000                       0
       Working Capital              5,500                       0

Total Use of Proceeds              65,000                 $32,500


                       Table 3 - Sale of 25% of     Table 4- Sale of 10% of
                       Issuer stock offered:        Issuer stock offered:


Gross Proceeds                       16,250                    $6,500
Less expenses of offering:
       Legal Fees                    20,000                    20,000
       Accounting                     3,500                     3,500
  Electronic filing and printing      1,000                     1,000
Net Proceeds                         (8,250)                  (18,000)

Net Proceeds                         (8,250)                  (18,000)
Use of net proceeds:
       Option Payment                     0                         0
       Exploration Expenditures           0                         0
       Working Capital                    0                         0
Total Use of Proceeds                16,250                     6,500

As the four tables above indicate:

- We will not have sufficient funds to commence operations unless substantially all of the 260,000 common shares being offered by us are purchased. If we only sell
130,000 common shares,  we would be unable to make our June
1, 2002 option payment or to incur the exploration expenditures we are required to make by August 31, 2002 out of the proceeds of this offering and would have to look to our existing assets or to borrowing money or selling additional securities to make these payments. In addition, if we sell only 130,000 of our common shares we would have no working capital to deal with unanticipated expenses and contingencies.

- In the event we only sell 65,000 of our common shares we would be unable to pay our attorneys, accountants, electronic filing and printing expenses out of the proceeds of this offering and would owe $8,250 to such individuals and entities. In addition, we would have to liquidate substantially all of our assets to make our option payment and would not have enough assets to fund our mineral exploration.

- If we only sold 26,000 of our common shares, we would not have adequate funds to pay our attorneys, accountants, electronic filing and printing costs and would owe $18,000 to such individuals and entities. In addition, there would be absolutely no funds for our option payment or for our exploration expenditures..

     We have estimated that we will have approximately $5,500 additional working capital if all of the 260,000 common shares being offered by us are sold. This money will be used for contingency and/or additional unanticipated expenses of getting the business started. This money may or may not be enough to run the business until additional financing can be obtained. If it is not enough we will be forced to look for more funding. No arrangements have been made for this funding.

               Determination of Offering Price

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs. We also took into account the resultant number of shares in the "float", i.e. the number of shares available to be traded. The final consideration was our perceived market capitalization or the theoretical total worth of the shares of Bluestone Ventures, Inc. if they were all sold at a specific price at the same time.

                          Dilution

Bluestone Ventures, Inc., prior to this offering has
4,981,000 shares of stock issued and outstanding.  1,481,000 of these shares are being registered for sale by our present shareholders in this prospectus.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.

          Average  Percentage     Percentage     Percentage    Percentage
                   of             of             of            of
          Price    Consideration  Consideration  Shares        Shares
          Paid     (50%                          Held          Held
                   Subscription    (100%         (50%          (100%
                                  Subscription   Subscription  Subscription

Present   $0.011
Shareholders           61.80 %         44.73%        97.46%         95.04%

Investors  $0.25
in This                38.20%          55.27%         2.54%          4.96%
Offering








The following table will show the net tangible value of the shares before and after shares are subscribed in this offering.

                              Before        After 50%      After 100%
                              Offering      of Offering    of Offering

     -    Net tangible book value  $0.0150   $0.0210        $0.0266
          per share:

     -    Increase in net          NA        $0.0060        $0.0116
                 tangible book value for
          current investors:

     -    Dilution factor          NA        $0.2290        $0.2234
          to new investors:

The above table indicates that the net tangible book value of the Company is currently $0.0150. If half of this offering were subscribed to, you would lose .2290 cents value (91.60%) of the $0.25 cents you paid per share. If all of the offering were completed you would still lose
$0.2234 cents (89.36%) per share of the $0.25 cents you invested.

"Dilution" means the difference between our public offering price of $0.25 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.


                    Selling Shareholders

The selling shareholders named in this prospectus are offering 1,481,000 shares of the 1,741,000 shares of common stock offered through this prospectus. The shares include the following:

  1. 750,000 shares of our common stock that the selling shareholders acquired from us under section 4(2) of the Securities Act in an offering that was completed on September 9, 2000;

  2. 481,000 shares of our common stock that the selling shareholders acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed on March 15, 2001; and

  3. 250,000 shares of our common stock that the selling shareholders acquired from us under section 4(2) of the Securities Act pursuant to a Mineral Property Option
     Agreement dated December 15, 2000.

The following table provides as of the date of this prospectus information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1. the number of shares owned by each prior to this offering;

  2. the total number of shares that are to be offered for each;

  3. the total number of shares that will be owned by each upon completion of the offering;

  4.   the percentage owned by each; and

  5. the identity of the beneficial holder of any entity that owns the shares.


Name Of                         Total         Total       Percent
Selling           Shares Owned  Number Of     Shares To   Owned
Stockholder       Prior To      Shares To     Be Owned    Upon
                  This          Be Offered    Upon        Completion
                  Offering      For           Completion  Of This
                                Selling       Of This     Offering
                                Shareholders  Offering
                                Account

Robert
Anderson              250,000     250,000        -0-          -0-
Seven Mile Beach
P.O. Box 30620
Grand Cayman

Amadeus  Boch           1,000       1,000        -0-          -0-
RR#1 8 - 18 C-48
Madeira Park, B.C.
V5A 4V7

Shawn   Cameron         1,000       1,000        -0-          -0-
14503 104A Ave
Surrey, B.C.
V3R 1R2

Courtnae  Cameron       1,000       1,000        -0-          -0-
Suite 424
550 Cottonwood Ave
Coquitlam, B.C.
V3J 2S1

Jayson   Carmichael   250,000     250,000        -0-          -0-
6667 Laburnum St.
Vancouver, B.C.
V7M 5A2

Grace   Chen          250,000     250,000        -0-          -0-
3375 Napier Street
Vancouver, B.C.
V5K 2X4


Name Of                         Total         Total       Percent
Selling           Shares Owned  Number Of     Shares To   Owned
Stockholder       Prior To      Shares To     Be Owned    Upon
                  This          Be Offered    Upon        Completion
                  Offering      For           Completion  Of This
                                Selling       Of This     Offering
                                Shareholders  Offering
                                Account

George Joseph
Camillo-Amisano    1,000          1,000          -0-         -0-
12718 113A Ave
Surrey, B.C.
V3V 3M3

Dart Ming Chan     1,000          1,000          -0-         -0-
2142 East 49th Ave.
Vancouver, B.C.
V5P 1T7

Attila Csurdi      1,000          1,000          -0-         -0-
Suite 402
4941 Lougheed Hwy
Burnaby, B.C.
V5B 4S6

Brian     Dicken   1,000          1,000          -0-         -0-
11-2210 Whistler
Rd.
Whistler, B.C.
V0N 1B2

Josh  Easton     250,000        250,000          -0-         -0-
Suite 204
1170 Harwood Street
Vancouver, B.C.
V6E 1R8

Jim  Hatziz        1,000          1,000          -0-         -0-
Suite 216
8326 Granville St.
Vancouver, B.C.
V6P 5A1

Chen  Zhen Hui     1,000          1,000          -0-         -0-
3303 Parker Street
Vancouver, B.C.
V5K 2W1









Name Of                         Total         Total       Percent
Selling           Shares Owned  Number Of     Shares To   Owned
Stockholder       Prior To      Shares To     Be Owned    Upon
                  This          Be Offered    Upon        Completion
                  Offering      For           Completion  Of This
                                Selling       Of This     Offering
                                Shareholders  Offering
                                Account
Adam   Jonasson    1,000         1,000           -0-        -0-
Suite 808
3433 Crowley Drive
Vancouver, BC
V5R 6C5

Les  Kollar        1,000         1,000           -0-        -0-
4216 Eton Street
Burnaby, B.C.
V5C 1K3

Lisa MacDonald     1,000         1,000           -0-        -0-
12662 - 232 St.
Maple Ridge, B.C.

Oy Hee Mah         1,000         1,000           -0-        -0-
5770 Baillie St.
Vancouver, B.C.
V5Z 2M4

Ted   Mah          1,000         1,000           -0-        -0-
311 East 46 Ave.
Vancouver, B.C.
V5W 1Z7

Wing    Mah        1,000         1,000           -0-        -0-
628 Rochester Ave.
Coquitlam, B.C.
V3K 2V6

Ed  McAuley        1,000         1,000           -0-        -0-
Suite 135
2775 Cooperative Way
Vancouver, B.C.








Name Of                         Total         Total       Percent
Selling           Shares Owned  Number Of     Shares To   Owned
Stockholder       Prior To      Shares To     Be Owned    Upon
                  This          Be Offered    Upon        Completion
                  Offering      For           Completion  Of This
                                Selling       Of This     Offering
                                Shareholders  Offering
                                Account

Mark  McLean      250,000       250,000        -0-         -0-
Suite 304
130 West 12th
Street North
Vancouver, B.C.
V7M 1N3

Korri-Lynne
Parrot              1,000         1,000        -0-         -0-
6238 172nd Street
Surrey, B.C.
V3S 5W2

Chen Ye Qiang       1,000         1,000        -0-         -0-
6855 Knight Street
Vancouver, B.C.
V5P 2W4

Zhao Xiu Qin        1,000         1,000        -0-         -0-
2809 Grant Street
Vancouver, B.C.
V5T 3H4

Edward  Quan      200,000       200,000        -0-         -0-
6338 Chester St.
Vancouver, B.C.
V5W 3C3


Melissa Schell      1,000         1,000        -0-         -0-
5182 - 215 Street
Langley, B.C.
V3A 6C6

Tung Sui Seto       1,000         1,000        -0-         -0-
2515 East Pender St.
Vancouver, B.C.
V5K 2B4

Blair Stasiuk       1,000         1,000        -0-         -0-
11085 Canyon Cr.
Delta, B.C.
V4E 2R6






Name Of                         Total         Total       Percent
Selling           Shares Owned  Number Of     Shares To   Owned
Stockholder       Prior To      Shares To     Be Owned    Upon
                  This          Be Offered    Upon        Completion
                  Offering      For           Completion  Of This
                                Selling       Of This     Offering
                                Shareholders  Offering
                                Account

Faye Ming
Wong                1,000         1,000          -0-            -0-
Suite 305
2533 Penticton St.
V5M 4T8

Kelly  Wong         1,000         1,000          -0-            -0-
910-510 Burrard St.
Vancouver, B.C.
V6C 3A8

Manny  Wong         1,000         1,000          -0-            -0-
3698 Napier St.
Vancouver, B.C.
V5K 2X9

Richard   Wong      1,000         1,000          -0-            -0-
Suite 1903
6521 Bonsor Ave.
Burnaby, B.C.
V5H 4N3

Terry  Wong         1,000         1,000          -0-            -0-
910 - 510 Burrard St.
Vancouver, B.C.
V6C 3A8

Gen   Lin   Wu      1,000         1,000          -0-            -0-
4782 Inverness St.
Vancouver, B.C.
V5V 4X6

Raymond Wei Ming Xu 1,000         1,000          -0-            -0-
3216 Oak Street
Vancouver, B.C.
V6H 2L3

Rong Jian Yang      1,000         1,000          -0-            -0-
3307 Clive Ave.
Vancouver, B.C.
V5R 4V4

Name Of                         Total         Total       Percent
Selling           Shares Owned  Number Of     Shares To   Owned
Stockholder       Prior To      Shares To     Be Owned    Upon
                  This          Be Offered    Upon        Completion
                  Offering      For           Completion  Of This
                                Selling       Of This     Offering
                                Shareholders  Offering
                                Account

Steve   Zivin     1,000         1,000          -0-            -0-
6238 172nd Street
Surrey, B.C.
V3S 5W2


Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based on 4,981,000 shares of common stock outstanding on the date of this prospectus.

Except for Robert Anderson, none of the selling shareholders or their beneficial owners:

     - has had a material relationship with us other than as a shareholder at any time within the past three years; or

     - has ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

Robert Anderson is the owner of the Nagunagisic Lake property. Pursuant to our agreement with him, we issued 250,000 shares of our common stock to Mr. Anderson as partial compensation for our interest in the Nagunagisic Lake property.

                    Plan of Distribution

This is a self - underwritten offering. This prospectus is part of a registration statement that permits our executive officers to sell directly to the public, with no commission or other remuneration payable. No underwriting contract has been entered into with any broker/dealer.

 This prospectus is also part of a registration statement that enables selling shareholders to sell their shares on a continuous or delayed basis in the future. We have not committed to keep the registration statement effective for any set period of time past the 180 days mentioned above.

While the registration statement is effective, selling shareholders may sell their shares directly to the public, without the aid of a broker or dealer, or they may sell their shares through a broker or dealer. Any commission, fee or other compensation of a broker or dealer would depend on the brokers or dealers involved in the transaction.
The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

1. On such public markets or exchanges as the common stock may from time to time be trading;
2.   In privately negotiated transactions;
3.   Through the writing of options on the common stock;
4.   In short sales; or
5.   In any combination of these methods of distribution.

The sales price to the public may be:

1.   The market price prevailing at the time of sale;
2.   A price related to such prevailing market price; or
3. Such other price as the selling shareholders determine from time to time.

The   shares  may  also  be  sold  in  compliance  with  the
Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock by such selling shareholders.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities
     Exchange Act.

No public market currently exists for our shares of common stock. We. intend to apply to have our shares traded on the Over-the-Counter Bulletin Board.


                     Legal Proceedings.

We are not aware of any legal proceedings that have been or are currently being undertaken for or against us nor are we aware of any contemplated.


Directors, Executive Officers, Promoters And Control Persons

Directors:

Name of Director           Age
----------------------
Edward Wong                39
Randy White                32
Dr. Louis Yaoguang Luo     45

Executive Officers:

Name of Officer            Age            Office
--------------------      -----           -------
Edward   Wong              39        President,Chief Executive Officer
Randy White                32      Secretary and Treasurer

The following describes the business experience of the Company's directors and executive officers, including other directorships held in reporting companies:

Edward Wong
President, Chief Executive Officer and Director

Mr. Wong graduated from Langara College in 1988 with a diploma in the appraisal and investment analysis of real estate. Following graduation, for a period of three years, Mr. Wong was employed as a residential real estate appraiser with Campbell & Pound. He has since been promoted to Commercial Real Estate Sales and Leasing Agent with Royal Pacific Realty Corp.

In 1991, Mr. Wong purchased an interest in and began managing the Coyote Bay Neighbourhood Pub and Cold Beer and Wine Store. In 2000, Mr. Wong purchased an interest in another similar operation called the Two Parrots Neighbourhood Pub, Restaurant and Cold Beer and Wine Store. He manages that business as well.

Randy White
Secretary, Treasurer and Director

Since 1999, Mr. White has been self-employed as a real estate property developer and financial investor through his wholly owned private company, Stratus Investments Group, Inc. Stratus Investments Group, Inc. arranges mortgage financing and bridge financing for real estate development. As well, it provides corporate finance services to public companies. From May 2000 to March 2002, Mr. White acted as president and a director of Superior Networks, Inc., an OTC trading company involved in offering Internet training courses.


From 1995 to 1998, Mr. White was co-owner of Ocean Pacific Developments Inc., a private company involved in financing and developing real estate and business projects. From 1990 to 1994, he acted as project manager for Accord Custom Homes Ltd., a British Columbia company that built houses in the Greater Vancouver area.

Louis Yaoguang Luo
Director

Dr. Luo received a B.Sc. degree majoring in Chemistry from the Xiamen University in China in 1982 and a PhD degree in Chemistry from the University of Regina in 1989. He was a postdoctoral fellow at the University of Minnesota from 1989 to 1990. From 1991 to 1996, Dr. Luo worked as a research scientist at the University of British Columbia Department of Biochemistry and Molecular Biology and the Canadian Centre of Excellence for Protein Engineering. From 1996 to 1998, he was a director of Dalian Maple Leaf International School, a Canada-China joint venture school that was accredited by the British Columbia Ministry of Education in 1998. During the same period, he was a director and corporate secretary of Gemstar Resources Ltd., a British Columbia reporting company involved in mineral property exploration. Dr. Luo was elected President of the Canada-China Society of Science and Technology in 1998 and continues in that position today. In 1999, he was a director for the New Brunswick-China Cultural and Education Exchange Pilot Program. Since 2000, he has also acted as the President of Canada-China Education Services Centre.




Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

     Security Ownership Of Certain Beneficial Owners and
                         Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of April 25, 2002, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                Name and Address   Amount and Nature    Percent
Title of Class  of Beneficial      of Beneficial Owner  of Class
                Owner


common stock    Edward Wong             2,500,000        50.2 %
                PO Box 27581
                Oakridge RPO
                Vancouver, B.C.
                V5Z 4M4

common stock    Randy White               500,000        10.0 %
               3287 Highland Blvd
               North Vancouver, B.C.
               V7R 2X7

common stock    Yau Guang Luo             500,000        10.0%
               807 West 68th Avenue
               Vancouver, B.C.
               V6P 2V1

common stock   All executive officers
               and directors as a group 3,500,000        70.2%
               (three persons)

The percent of class is based on 4,981,000 shares of common stock issued and outstanding as of the date of this prospectus.






                  Description of Securities

General

Our authorized capital stock consists of 70,000,000 shares of common stock at a par value of $0.001 per share and 5,000,000 shares of preferred stock with a par value of $0.001 per share.

Common Stock

As  at  the  date  of this prospectus, 4,981,000  shares  of common  stock  are issued and outstanding  and  held  by  40 shareholders.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

As of the date of this prospectus, we are also authorized to issue up to 5,000,000 shares of $0.001 par value preferred stock with such terms, conditions and preferences, as the board of directors shall determine. As of the date of this prospectus, we have not issued any shares of preferred stock.


Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.



Warrants

There   are   no   outstanding  warrants  to  purchase   our
securities.

Options

There are no options to purchase our securities outstanding.
We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

We   have  not  issued  and  do  not  have  outstanding  any
securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.


           Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Lancaster & David, chartered accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The geological report for the Nagunagisic Lake property was prepared by James G. Burns, B.Sc., P. Eng. and are included in reliance upon such report given upon the authority of Mr.
Burns as a professional engineer.

  Disclosure Of Commission Position Of Indemnification For
                 Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.


             Organization Within Last Five Years

We were incorporated on July 12, 2000 under the laws of the state of Nevada. On the date of our incorporation, we appointed Edward Wong, Randy White and Louis Yaoguang Luo as our directors. We also appointed Edward Wong as our president and chief executive officer and Randy White as our secretary and treasurer on July 12, 2000. Messrs. Wong. White and Luo may be deemed to be our founders and promoters. All three of these gentlemen participated in the initial private placement of our securities on September 9, 2000, purchasing an aggregate of 3,500,000 shares of the 4,250,000 shares sold in that offering at a price of $0.001 per share.


                   Description Of Business

We are an exploration stage company engaged in the acquisition and exploration of mineral properties. By a mineral property option agreement with Robert Gordon Anderson dated December 15, 2000, as amended November 5, 2001, we have the option to acquire a 100% interest, subject to a 2% net smelter returns royalty in favor of Mr.
Anderson, in the Nagunagisic Lake property. A net smelter returns royalty is the amount of money that we would receive from the sale of minerals from the Nagunagisic Lake property to a smelter, less refining charges, ore treatment charges, penalties and transportation costs. This property consists of four mineral claim units located in the Gravel River area, Thunder Bay Mining District, Ontario, Canada. A claim unit is a parcel of property reserved for mineral exploration that consists of 16 hectares. The total area of the Nagunagisic Lake Property is approximately 64 hectares.

To date, we have not discovered an economically viable mineral deposit on the Nagunagisic Lake property, and there is no assurance that we will discover one.

In  order to maintain our option to acquire the property  in
good   standing,   we   must  make  cash   payments;   incur
expenditures on the property and issue shares as follows:

Cash Payments

We  must  pay to Robert Gordon Anderson the sum of  $250,000 cash as follows:

a) $25,000 upon execution of the Agreement. We have made this payment;

b)   $25,000 by June 1, 2002;

c)   $100,000 by June 1, 2003; and

d)   $100;000 by June 1, 2004.

Exploration Expenditures

We must incur at least $100,000 in exploration expenditures on the Nagunagisic Lake Property as follows:

a)   At least $10,000 by August 31, 2002;

b)   A further $30,000 by August 30, 2003; and

c)   A further $60,000 by August 30, 2004.

Issuance of Shares

We  must issue 250,000 shares in our capital stock to Robert
Gordon  Anderson upon execution of the Agreement.   We  have
made this share issuance.

Technical Information Regarding the Property

The Nagunagisic Lake property is the subject of a geological report prepared by James G. Burns, B.Sc., P. Eng dated February 8, 2001. The following description of the Nagunagisic Lake property is summarized from Mr. Burns report.
Location  and  Access.   The Naguangisic  Lake  property  is
situated in north central Ontario, approximately 14 kilometres north of Nipigon Bay on Lake Superior and 130 km northeast from the city of Thunder Bay. The property lies 13 kilometres north of Highway 17, part of the Trans-Canada Highway network. Geographical co-ordinates for the northeast corner of the claim are 87 degrees 43.5' west longitude by 49 degrees 02.01 north latitude.

Currently, there is no road access into the property. From Highway 17, a bush road leads northward along the Gravel River and terminates approximately two kilometres east of the property. Consequently, the only direct means of access is by helicopter.

Exploration and Development History. Prospecting for base metals, gold and amethyst has been conducted in the region of the Nagunagisic Lake property since the late 1880's. Work, however, has been sporadic most probably due to the remoteness of the area, and the rugged topography. Spurts of activity followed the discovery of major base metal deposits at Manitouwadge in the early 1950's and of a gold deposit at Hemlo in the early 1980's.

The earliest date of recorded assessment work for the immediate area of the Nagunagisic Lake property was 1974. In the period from 1974 to 1991, two individuals prospected a single claim unit located approximately 1.5 km southeast of the property on the north end of Nagunagisic Lake. Mechanical stripping was conducted on an amethyst occurrence.

In 1983, a prospector drilled three short holes totalling 28 metres into a calcite showing located on the west side of the Gravel River. No analytical results were reported.

In 1990, an individual prospected a small area to the east of the Nagunagisic Lake in an attempt to locate gold on the property. The single sample reported, that of a quartz vein with 1% pyrite, a mineral often found in the same area as gold, assayed 35 parts per million gold.

In 1991 and 1992, a magnetic survey was conducted over the entire property. Magnetic surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the increased likelihood of precious or base mineral in the area. Two apparent mineral occurrences on the surface of the property were determined to be associated with a magnetic low.

In 1992, two drill holes with an aggregate length of 122 metres were drilled on a portion of the property known as the Burnt Rock location. Drilling involves extracting long cylinders of rock from the ground to determine amounts of metals located in rock at different depths. Pieces of rock obtained, known as drill core, are analysed for mineral content. Rock analysed from one of the two drill holes intersected 9.45 metres with an average grade of 2.58% zinc, 0.33% lead, 0.4% copper and 4.80 grams per tonne silver. The other hole drilled immediately below the first hole from the same set-up location intersected 15.85 metres with an average grade of 3.23% zinc, 0.58% lead, 0.06% copper and
6.17 grams per tonne silver. These results are considered significant given the following average grades from ore processed at the Manitouwadge mine located 135 kilometres to the east-northeast: 3.93% zinc, 1.73% copper and 1.66 grams per tonne silver.

Regional Geology

Since the late 1880's, the region of the Nagunagisic Lake property has been sporadically prospected for base metal, gold and amethyst. Several mines are located in the general area. A copper-zinc-silver mine was operated at Manitouwadge, 135 kilometres to the east-northeast of the Nagunagisic Lake property. Between 1955 and 1976, a total of 57,216,665 tonnes of ore was mined with an average grade of 1.73% copper, 3.93% zinc and 1.66 grams per tonne silver.

Twenty-five  kilometres east of the  property,  the  Winston
Lake  mine operated from 1988 to 1998.  A total of 3,268,698 tonnes  of ore was processed with an average grade of  1.02%
copper, 14.32% zinc and 1.40 grams per tonne silver.

The Helmo gold mine located 130 kilometres east-south-east of the property processed 84,810,590 tonnes of ore and returned an average grade of 7.59 grams per tonne gold.

Conclusions and Recommendations of the Geological Report

The geological report concludes that Nagunagisic Lake property straddles a northeast trending fault. There are two mineral occurrences on the property, named Salamander Point and Burnt Rock that are associated with this fault.

Both the Salamander Point and Burnt Rock occurrences are new discoveries that to date have been subjected to only cursory examination. As such, neither zone has been adequately explored to determine the dimensions of the zone nor evaluated to ascertain their economic potential. To date the only exploration conducted has consisted of a magnetic survey and the drilling of two holes at Burnt Rock. The drill core intercepts are not of economic grade, but are nonetheless of significant and encouraging tenor and across definitely mineable widths of rock to certainly merit additional exploration. In addition, there is at least an indication from drill results that at the Burnt Rock occurrence, both the average grade and the width of mineralised rock improve below the surface of the rock.

Mr. Burns recommends a staged, multi-disciplined exploration program as the next logical step to determine the economic potential of the Nagunagisic Lake property. The recommended program comprises geological mapping, surface rock and soil sampling and analysis, a VLF-EM survey, an induced polarization survey and core drilling.

Geological  mapping  involves  dividing  a  portion  of  the
property  being  explored  into  sections.   Our  consulting
geologist will then record results based on the section from which data, such as rock samples, are taken.

Surface rock and soil sampling and analysis will consist of our consulting geologist and his assistant gathering grab samples from property areas with the most potential to host economically significant mineralization. This determination is made based on a visual inspection of the rock types on the surface of the property and prior exploration results. Grab samples are soil samples or pieces of rock that appear to contain precious metals such as gold and silver, or industrial metal such as copper and nickel. All samples gathered will be sent to a laboratory where they are crushed and analysed for metal content.

Our consulting geologist will then oversee VLF-EM and induced polarization surveys over certain property areas. VLF, or very low frequency, surveys use radio waves to determine whether the rocks on a mineral property conduct electricity. Almost of the precious and base metals that we seek are above average conductors of electricity and will affect VLF readings. EM, or electro-magnetic surveys involve measuring the strength of the earth's magnetic field. Variations in the magnetic readings on the property may indicate the possible presence of precious and base minerals.

Induced  polarization  surveys  measure  various  electrical
responses   to  the  passage  of  alternating  currents   of
different frequencies. Readings can indicate the presence of certain types of mineral deposits.

Based on positive results as determined by our consulting geologist, we intend to conduct a phase two exploration program on the Nagunagisic Lake property consisting of drilling.






Proposed Budget

Approximate costs for the recommended two phase program are as following:

Phase One:

Camp improvements:                      $3,300.00
Line cutting:                           $2,000.00
Mapping:                                $2,500.00
Rock analysis:                            $600.00
Soil samples:                           $8,000.00
Camp costs:                               $500.00
IP survey:                              $1,000.00
Summary report preparation:               $950.00
Helicopter charters:                    $7,000.00
Travel and accommodations:              $2,000.00
Contingency:  10.3%                     $3,800.00

Total Phase I Costs:                          $40,650.00

Phase Two:

Diamond drilling:                       $67,000.00
Camp costs:                            $  2,700.00
Assays/analysis:                       $  4,700.00
Supervision,core logging,
report   writing:                        $5,800.00
Core splitter:                          $ 1,300.00
Helicopter charter:                     $10,000.00
Travel and accommodation:               $ 2,000.00
Contingency:  10.2%                     $ 9,500.00

Total Phase II Costs:                  $103,000.00

We intend to use our existing working capital to commence the recommended phase one program. We will need to raise additional capital to complete the phase one program and to undertake the phase two program, if warranted.

Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the exploration of minerals in Canada generally, and in the Province of Ontario, specifically. Under these laws, prior to production, we have the right to explore the property, subject only to a notice of work which may entail posting a bond. In addition, production of minerals in the Province of Ontario will require prior approval of applicable governmental regulatory agencies. We can provide no assurance to investors that such approvals will be obtained. The cost and delay involved in attempting to obtain such approvals cannot be known at this time.

We will have to sustain the cost of reclamation and environmental mediation for all exploration and development work undertaken. The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended work programs. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings, our competitive position or us in the event a potentially economic deposit is discovered.

If we enter into production, the cost of complying with permit and regulatory environment laws will be greater than in phase one because the impact on the project area is greater. Permits and regulations will control all aspects of any production program if the project continues to that stage because of the potential impact on the environment. Examples of regulatory requirements include:

          - Water discharge will have to meet water standards;

          - Dust generation will have to be minimal or otherwise re-mediated;

          - Dumping of material on the surface will have to be re-contoured and re-vegetated;

          -     An assessment of all material to be left  on
          the   surface  will  need  to  be  environmentally
          benign;

          - Ground water will have to be monitored for any potential contaminants;

          - The socio-economic impact of the project will have to be evaluated and if deemed negative, will have to be re-mediated; and

          - There will have to be an impact report of the work on the local fauna and flora.

During the exploration phase, a bond will need to be provided covering possible land disturbance. In the case of normal fieldwork, this should be minimal. The costs of compliance with environmental regulations in the production phase are variable and cannot be determined at this time.

Employees

As of the date of this prospectus, we do not have any employees other than our officers. We intend to retain independent geologists and consultants on a contract basis to conduct the proposed work programs on the Nagunagisic Lake property.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.


                     Plan of Operations

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued exploration of the Nagunagisic Lake property and for the acquisition and exploration of additional mineral properties:

1. We plan to conduct the recommend phase one exploration program on the Nagunagisic Lake property consisting of geological mapping, surface rock and soil sampling and analysis, a VLF-EM survey and an induced polarization survey. We anticipate that the cost of this part of this program will be approximately $40,650. We expect to commence this exploration program in summer 2002 when exploration of the property is easier to conduct. Typically, over three metres of snow accumulates on the Nagunagisic property during the winter. We expect to complete the exploration program over two months.

2. If results from phase one of the work program on the Nagunagisic property are positive, we intend to commence the phase two drill program described in the geological report estimated to cost $103,000. We anticipate that we will have to raise additional funding in order to conduct the phase program and that this phase would be conducted during the summer and early autumn of 2002.

3. We anticipate spending approximately $1,500 in ongoing general and administrative expenses per month for the next twelve months.

Our completion of the work programs and investigation and acquisition of additional mineral property interests is subject to us obtaining adequate financing. During the 12-month period following the date of this registration statement, we do not anticipate generating any revenue. We intend to raise additional capital through private or public offerings of our common stock. We do not have any financing arranged, nor has an underwriter expressed an interest in a public offering. Accordingly, there can be no assurance that additional funding will be available. In the absence of such financing, our business plan will fail.

We may consider entering into a joint venture partnership to provide the required funding to develop the Nagunagisic property. We have not undertaken any efforts to locate a joint venture partner for the Nagunagisic property. If we entered into a joint venture arrangement, we would likely have to assign a percentage of our interest in the property to the joint venture partner.

Based on the nature of our business, we anticipate incurring operating losses in the foreseeable future. We base this expectation, in part, on the fact that very few mineral properties in the exploration stage ultimately develop into producing, profitable mines. Our future financial results are also uncertain due to a number of factors, some of which are outside our control. These factors include, but are not limited to:

  - our ability to raise additional funding

  - the market for base minerals such as zinc, copper and silver

  - results of our proposed exploration programs on the Nagunagisic Lake property

  - our ability to find joint venture partners for the development of our property interests

If we are successful in completing an equity financing, existing shareholders will experience dilution of their interest in our company. In the event we are not successful in raising additional financing, we anticipate that we will not be able to proceed with our business plan. In such a case, we may decide to discontinue our current business plan and seek other business opportunities. In the event no other such opportunities are available, we may be forced to discontinue business.

Due to our lack of operating history and present inability to generate revenues, our auditors have stated their opinion that there currently exists substantial doubt about our ability to continue as a going concern.

If we find sufficient evidence of commercial mineral reserves in phase two, we would likely conduct additional drilling on the Nagunagisic Lake property to determine if such reserves are economic. If we decide to conduct additional drilling, we will require additional funding.
The cost of such a program cannot be determined until results from the first two phases of exploration are completed. However, we estimate that such a program will cost approximately $250,000.

We anticipate that additional funding will be in the form of equity financing from the sale of our common stock.
However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional phases of exploration. We believe that debt financing will not be an alternative for funding additional drilling. We do not have any arrangements in place for any future equity financing.




Results of Operations

We have had no operating revenues since our incorporation on July 12, 2000 to December 31, 2001, other than interest income of $562. Our activities have been financed from the proceeds of share subscriptions. Since our incorporation, we have raised a total of $52,600 from private offerings of our securities. For the period from July 12, 2000 to December 31, 2001, we incurred general and administrative expenses of $660, audit costs of $2,250 and filing fees of $820.

In December 2000, we paid $25,000 as part of our acquisition of an interest in the Nagunagisic Lake property. We also issued 250,000 shares of our common stock at a deemed aggregate price of $250, pursuant to the agreement. At December 31, 2001, we had cash on hand of $24,932 and accounts payable totalling $1,500.

In the next 12 months, we are required to pay $25,000 and incur exploration expenditures totalling $10,000 in order to keep our option to acquire a 100% interest in the Nagunagisic Lake property in good standing. Should we fail to pay this consideration to Robert Gordon Anderson, he is entitled to terminate the option upon providing 30 days written notice. We may terminate the option agreement at any time without further obligation.

                   Description of Property

Our executive offices are located at 11940 Old Yale Road, Surrey, British Columbia, Canada. Mr. Edward Wong, our
President, provides this office space to us free of charge.

       Certain Relationships And Related Transactions

Except as noted below, none of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

-    Any of our directors or officers;
- Any person proposed as a nominee for election as a director;
- Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
-    Any of our promoters;
- Any relative or spouse of any of the foregoing persons who has the same house as such person.

Shares were sold in private offerings to the following relatives of Edward Wong, our president:

    Name of Relative      Number of Shares   Relationship to
                                                    Director

   Oy Hee Mah                 1,000                   Aunt
      Ted Mah                 1,000                  Uncle

  Market for Common Equity and Related Stockholder Matters

No Public Market for our Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

                 Holders of Our Common Stock

As  of  the date of this registration statement, we  had  40 registered shareholders.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other person.

Dividends

There are no restrictions in our articles of incorporation
or bylaws that restrict us from declaring dividends.   The
Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

     (1) we would not be able to pay our debts as they become due in the usual course of business; or

     (2) our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Rule 144 Shares

A total of 4,981,000 shares of our common stock are available for resale to the public on April 25, 2002, in accordance with the volume and trading limitations of Rule 144 of the Act. This amount includes the 1,481,000 shares we are registering for the benefit of our selling shareholders. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal approximately 49,810 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold 3,500,000 of the 4,981,000 shares that may be eligible for Rule 144 sales. These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, and then only if they retained less than 10% of the aggregate amount of common shares then outstanding.

                   Executive Compensation

Summary Compensation Table


The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception until September 30, 2001.





                     Annual Compensation     Long Term Compensation

Name       Title     Year Salary         Other         Restricted  Options/LTIP     All
                                  Bonus  Annual        Stock               payouts  Other
                                         Compensation  Awarded     *SARs   ($)      Compensation
                                                                   (#)

Edward               2001   $0    0       0               0          0      0        0
Wong     President
         CEO and
         Director

Randy    Secretary    2001 $0    0        0               0          0      0        0
White
         Treasurer
         and
         Director

Louis    Director     2001 $0    0        0               0          0      0        0
Yaoguang
Luo


None  of  our  directors have received monetary compensation
since our incorporation to the date of this prospectus.   We
currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to the executive officers since our incorporation on July 12, 2000.

                    Employment Agreements

We do not have an employment or consultant agreement with Mr. Edward Wong, our president and a director. We do not pay any salary to Mr. Wong. Mr. Wong spends 10% of his time working for us.

We do not have an employment or consultant agreement with Mr. Randy White, our secretary, treasurer and a director.
We  do  not pay any salary or consulting fees to Mr.  White.
Mr. White spends 10% of his time working for us.

We do not have an employment or consultant agreement with Mr. Louis Yaoguang Luo, one of our directors. We do not pay any salary to Mr. Luo. Mr. Luo spends approximately 10% of his time working on matters for us.

                Index to Financial Statements

Our audited financial statements, as described below, are attached hereto.

1.   Audited financial statements for the fiscal year ended
December 31, 2000 and the fiscal year ended December 31, 2001, including:

     (a)  Auditors' Report

     (b)  Balance Sheet;

     (c)  Statement of Loss and Deficit;

     (d)  Statement of Cash Flows;

     (e)  Statement of Stockholders' Equity; and

     (f)  Notes to Financial Statements.























                   BLUESTONE VENTURES INC.


                    FINANCIAL STATEMENTS

                      December 31, 2001




AUDITORS' REPORT

BALANCE SHEET

STATEMENT OF LOSS AND DEFICIT

STATEMENT OF CASH FLOWS

STATEMENT OF STOCKHOLDERS' EQUITY

NOTES TO FINANCIAL STATEMENTS









                          AUDITORS' REPORT

To the Directors of Bluestone Ventures Inc.

We have audited the balance sheets of Bluestone Ventures Inc. as at December 31, 2001 and December 31, 2000 and the statements of loss and deficit, cash flows and stockholders' equity for the year ending December 31, 2001, and from incorporation on July 12, 2000 to December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at December 31, 2001 and December 31, 2000, and the results of its operations and its cash flows for the year ending December 31, 2001, and from incorporation on July 12, 2000 to December 31, 2000 in accordance with United States generally accepted accounting principles.

                                 "Lancaster & David"  signed

                                       CHARTERED ACCOUNTANTS
Vancouver, B.C.
March 7, 2002


          COMMENTS BY INDEPENDENT AUDITORS FOR U.S. READERS
                 ON CANADA - U.S. REPORTING CONFLICT

In the United States, reporting standards for auditors require the expression of an explanatory paragraph when the financial statements are affected by significant uncertainties that raise a substantial doubt on the continuance of the Company as a going concern as described in Note 1 of the financial statements. The opinion in our report dated February 7, 2001 does not contain an explanatory paragraph as such opinion would not be in accordance with Canadian reporting standards for auditors if the significant uncertainties are adequately disclosed in the financial statements.

                         "Lancaster & David"  signed

                                       CHARTERED ACCOUNTANTS
Vancouver, B.C.
March 7, 2002
                   BLUESTONE VENTURES INC.

                        BALANCE SHEET

                                                    December December
                                                    31, 2001 31, 2000


                               ASSETS



CURRENT
 Cash                                                      $        $
                                                      24,932    7,103

MINERAL PROPERTY (Note 3)                             51,000   50,000

                                                           $        $
                                                      75,932   57,103




                             LIABILITIES

CURRENT
 Accounts payable and accrued liabilities                  $        $
                                                       1,500      667


                        STOCKHOLDERS' EQUITY

PREFERRED STOCK, $0.001 par value per share
 Authorized - 5,000,000 shares
 Issued - Nil                                              -
                                                                    -
COMMON STOCK, $0.001 par value per share
 Authorized - 70,000,000 shares
 Issued - 5,031,000 shares                             5,231    5,031
ADDITIONAL PAID IN CAPITAL                            72,369   52,569
DEFICIT                                              (3,168)  (1,164)

                                                      74,432   56,436

                                                           $        $
                                                      75,932   57,103




Approved on behalf of the Board:





Director                                Director







    The accompanying notes are an integral part of these
                    financial statements
                   BLUESTONE VENTURES INC.

               STATEMENTS OF LOSS AND DEFICIT

                                                                 From
                                                       Year  July 12,
                                                      ended   2000 to
                                                   December  December
                                                   31, 2001  31, 2000



REVENUE
 Interest income                                          $         $
                                                        473        89

EXPENSES
 General and administrative                             159       501
 Professional fees                                    1,583       667
Transfer agent and filing                               735        85
fees

                                                      2.477     1,253

NET LOSS FOR THE PERIOD                               2,004
                                                                1,164

                                                                    -
DEFICIT, BEGINNING OF PERIOD                          1,164

DEFICIT, END OF PERIOD                                    $         $
                                                      3,168     1,164






BASIC LOSS PER SHARE                               $ 0.0002  $ 0.0006


Weighted average number of                        5,175,444  1,793,231
shares outstanding






















    The accompanying notes are an integral part of these
                    financial statements
                         BLUESTONE VENTURES INC.

                         STATEMENT OF CASH FLOWS

                                                              From July
                                                       Year         12,
                                                      ended     2000 to
                                                   December    December
                                                   31, 2001    31, 2000

CASH FLOWS PROVIDED BY
(USED FOR):



OPERATING ACTIVITIES
Interest income received                                  $           $
                                                        473          89
Paid to suppliers                                   (1,644)       (586)

                                                    (1,171)       (497)

INVESTING ACTIVITIES
Mineral property                                    (1,000)    (25,000)
acquisition

FINANCING ACTIVITIES
Common stock  issued for                                200       4,781
cash
Additional paid in capital                           19,800      27,819

                                                     20,000      32,600




                                                                  7,103
INCREASE IN CASH                                     17,829

CASH, BEGINNING OF PERIOD                             7,103           -

CASH, END OF PERIOD                                       $           $
                                                     24,932       7,103


























     The accompanying notes are an integral part of these financial statements
                         BLUESTONE VENTURES INC.

                    STATEMENT OF STOCKHOLDERS' EQUITY

                                          Additional
                          Common Stock                Accumulaed
                                          Paid In
                        Shares    Amount  Capital     Deficit     Total




                                        $        $         $        $
BALANCE, as at July           -         -        -         -        -
12, 2000

Issuance of stock for  4,781,000     4,781   27,819         -      32,600
cash
Issuance of stock for   250,000       250   24,750         -      25,000
mineral property
Net loss for the              -         -        -   (1,164)      (1,164)
period

BALANCE, as at         5,031,000     5,031   52,569   (1,164)      56,436
December 31, 2000

Issuance of stock for   200,000       200   19,800         -      20,000
cash
Net loss for the              -         -        -   (1,044)      (1,044)
period

BALANCE, as at         5,231,000         $        $         $        $
December 31, 2001                    5,231   72,369   (2,208)       75,392



































     The accompanying notes are an integral part of these financial statements
                         BLUESTONE VENTURES INC.

                      NOTES TO FINANCIAL STATEMENTS

                            DECEMBER 31, 2001

              NOTE 1 - NATURE AND CONTINUANCE OF OPERATIONS

The Company was incorporated in the State of Nevada, USA on July 12, 2000 under the name Bluestone Ventures Inc.

The Company's principal business is the exploration and development of mineral resources. The Company has not yet determined whether its properties contain ore reserves that are economically recoverable. The recoverability of amounts capitalized for resource properties is dependent upon the existence, discovery and exploitation of economically recoverable reserves in its resource properties, the ability of the
Company to arrange appropriate financing, either directly or through joint ventures, to complete the development of the properties, confirmation of the Company's interests in the underlying properties, and upon future profitable production of the proceeds from the disposition thereof.

These financial statements have been prepared on a going concern basis, which implies the Company will continue to realize its assets and discharge its liabilities in the normal course of business. The Company has neither a history of earnings nor has it paid any dividends and it is unlikely to pay dividends or enjoy earnings in the immediate or foreseeable future. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and other related parties, the ability of the Company to obtain necessary equity financing to continue operations, and the attainment of profitable operations. There is no assurance that the Company will successfully acquire businesses or assets that will produce a profit. Moreover, if a potential business or asset is identified which warrants acquisition or participation, additional funds may be required to complete the acquisition or participation and the Company may not be able to obtain such financing on terms which are satisfactory to the Company. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.


NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Cash and cash equivalents
Cash equivalents consist of highly liquid investments, which are readily convertible into cash with maturities of three months or less when
acquired.    As  at  December  31, 2001 and  2000  there  were  no  cash equivalents.

Mineral Properties
The Company capitalizes the acquisition cost of mineral properties. Exploration costs, such as prospecting and geophysical analysis, are expensed as incurred, and pre-production development costs are generally capitalized on an individual property basis. These costs, which do not necessarily reflect present values, will be amortized over the estimated productive lives of the properties following the commencement of commercial production using the unit of production method. If a property is subsequently abandoned, sold or determined not to be economic, all related costs are written down. It is reasonably possible that economically recoverable reserves may not be discovered and accordingly a material portion of the carrying value of mineral properties and related deferred exploration costs could be written off. Properties acquired under option agreements whereby payments are made at the sole discretion of the Company are recorded in the accounts at such time as the payments are made. Although the Company has taken steps to verify title to mineral properties in which it has an interest, according to the usual industry standards for the stage of exploration of such properties, these procedures do not guarantee the Company's title. Such properties may be subject to prior agreements or transfers and title may be affected by undetected title defects.

Foreign Exchange Translation
The financial statements are presented in United States dollars. Foreign denominated monetary assets and liabilities are translated to their American dollar equivalents using foreign exchange rates in effect at the balance sheet date. Non-monetary items are translated at historical exchange rates, except for items carried at market value, which are translated at the rate of exchange in effect at the balance sheet date. Revenues and expenses are translated at average rates of exchange during the period. Exchange gains or losses arising on foreign currency translation are included in the determination of operating results for the period.

                             Loss per Share
The loss per share figures have been calculated using the weighted average number of shares outstanding during the period. Fully diluted loss per common share has not been presented as there were no convertible or dilutive securities outstanding at period end.



NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES  (Continued)

Estimates and Assumptions
The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.


Financial Instruments
The fair value of the Company's current assets and current liabilities were estimated to approximate their carrying values due to the immediate or short-term maturity of these financial instruments.


NOTE 3 - MINERAL PROPERTY AGREEMENT

The Company has entered into an option agreement dated December 15, 2000, as amended November 5, 2001, with Mr. Robert Gordon Anderson (the "Optionor") to acquire a 100% interest, subject to a 2% NSR royalty, in four mineral claim units located in the Thunder Bay Mining District, Ontario, Canada. The Company issued 250,000 common shares, and must pay $250,000 ($25,000 paid) in various stages to June 1, 2004, and incur exploration and development costs of $100,000 in various stages to August 30, 2004. During the year, the Company paid $1,000 in consideration for amending the terms to the agreement.


             NOTE 4 - RELATED PARTY TRANSACTIONS

No compensation has been recognized for services provided by the directors or officers during the period as the amounts are immaterial in the aggregate.


                  NOTE 5 - SUBSEQUENT EVENT

The Company returned stock subscription proceeds to a subscriber that died in the amount of $250, representing
250,000 common stock at a price of $0.001 per share.


















        Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                    Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principle office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.





















                           Part II

         Information Not Required In The Prospectus

Item 24.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;
     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);
     (3) a transaction from which the director derived an improper personal profit; and
     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1) such indemnification is expressly required to be made by law;
     (2) the proceeding was authorized by our Board of Directors;
     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or
     (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Item 25. Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee     $     40.00
Accounting fees and expenses                            $  3,500.00
Legal fees and expenses                                 $ 20,000.00
EDGAR filing fees                                         $1,000.00

---------------
Total                                                    $24,540.00

=========
All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Item 26.  Recent Sales Of Unregistered Securities

We completed an offering of 4,500,000 shares of our common stock at a price of $0.001 per share to a total of seven purchasers on September 9, 2000. The total amount received from this offering was $4,250. 3,500,000 of these shares were sold to our officers and directors. Subsequent to the date of our audited financial statement (December 31, 2001), one of our original investors died and we refunded his investment of $250, for 250,000 shares, to his estate. We completed this offering pursuant to Regulation S and Section 4(2) of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 281,000 shares of our common stock at a price of $0.10 per share to a total of thirty-two purchasers on March 15, 2001. The total amount received from this offering was $28,100. We completed the offering pursuant to Regulation S and Section 4(2) of the Securities Act. Each purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

We completed an offering of 200,000 shares of our common stock at a price of $0.10 per share to one purchaser on March 21, 2001. The total amount received from this offering was $20,000. We completed the offering pursuant to Regulation S and Section 4(2) of the Securities Act. The purchaser represented to us that he was a non-U.S. person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. The purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to the purchaser in accordance with Regulation S. The investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

Pursuant to a mineral property option agreement dated December 15, 2000, we issued a total of 250,000 shares of our common stock to Robert Gordon Anderson. These securities were issued pursuant to section 4(2) and 4(6) of the
Securities  Act.   Mr.  Anderson  is  a  sophisticated   and
accredited investor who has thorough knowledge of the business and affairs of the registrant. Mr. Andersons' securities are restricted pursuant to Rule 144.

Item 27. Exhibits.

EXHIBIT
NUMBER                  DESCRIPTION
------------             -------------------
3.1  Articles of Incorporation
3.2  By-Laws
4.1  Share Certificate
5.1  Opinion of Christopher J. Moran, Jr., with consent to use
10.1 Mineral Property Option Agreement
10.2 Amended Mineral Property Option Agreement
23.1 Consent of Independent Auditors
23.2 Consent of Geologist to use of name
23.3 Consent of Counsel (Included in Exhibit 5.1)
24.1 Power of Attorney (Included on the signature page of this registration statement)

Item 28.  Undertakings.

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (a)  include   any  prospectus  required   by   Section
          10(a)(3) of the Securities Act of 1933;

     (b) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

     (c) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.
                         Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on April 22, 2002.

                      Bluestone  Ventures, Inc.


                                                 By:
                                        ____________________
                                   /s/Edward Wong, President


                      Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Edward Wong, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of
1933,   this  registration  statement  was  signed  by   the
following persons in the capacities and on the dates stated.

SIGNATURE                CAPACITY IN WHICH  SIGNED           DATE

          /S/     President  and Chief   Executive  April 22, 2002
-------------------------------          Officer    and  Director
     Edward Wong

          /S/     Secretary, Treasurer     April 22, 2002
------------------------  and Director
       Randy White

          /S/
-------------------Director               April 22, 2002
Louis Yaoguang Luo


                         EXHIBIT 3.1

                  ARTICLES OF INCORPORATION






                            SECRETARY OF STATE

                             CORPORATE CHARTER

I, DEAN HELLER, the duty elected and qualified Nevada Secretary of State, do hereby certify that BLUESTONE VENTURES INC. did on July 11, 2000 file in this off ice the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my off ice, in Carson City, Nevada, on JuIV 12, 2000.



Secretary of State



By

Certification clerk









                          ARTICLES OF INCORPORATION

                                     OF

                          BLUESTONE VENTURES INC.
     ____________________________________________________________________

FIRST:  The name, of this corporation is:

                          BLUESTONE VENTURES INC.

SECOND: Its principal office in the State of Nevada is located at 502 East John Street, Carson City, Nevada, 89706. The name and address of its resident agent is CSC Services of Nevada, Inc., at the above address.

THIRD: The nature of the business or objects or purposes proposed may be organized under the General Corporation Law of the State of Nevada.

    To engage in lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

FOURTH: The total authorized capital stock of the corporation is 70,000,000 shares of common and 5,000,000 shares of preferred all with a par value of $.001 per share.

FIFTH: The governing board of this corporation shall be known as directors, and the number of directors may from time to time be Increased or decreased in such manner as shall be provided in the by-law of this corporation, provided that the number of directors shall not be reduced less than one unless there is less than one stockholder.


The name and post office address of the first board of directors, which shall be three in number, is as follows:

     NAME                   POST OFFICE ADDRESS

 Randy White         3287 Highland Blvd., N.
                     Vancouver, B.C. V7R 2X7
                     Canada


                       PO Box 27581
Edward D. Wong         Oakridge Postal Station
                      Vancouver, B.C. V524M4
                      Canada


                       807 W 68th Ave
Yau Guang Luo          Vancouver, B.C. v6p 2V1
                      Canada





SIXTH: The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH: The name and post office address of the incorporator signing the articles of incorporation is as follows:

     NAME                      POST OFFICE ADDRESS

C. Woodgate                    502 E. John Street, Room E
                               Carson City NV 89706

EIGHTH:  The Corporation is to have perpetual existence.

NINTH: In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized, subject to the by-laws, if any, adopted by the shareholders, to make alter or amend the by-laws of the corporation.

TENTH: Meetings of stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by -laws of the corporation at such place or places as may be designated

ELEVENTH:  This corporation reserves the right to amend, alter, change or
repeal any provision contained in   the articles of incorporation, in the
manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

     I, THE UNDERSIGNED, being the sole incorporator herein before named for the purpose of forming a corporation pursuant to the General Corporation Law of the State Of Nevada, do make and file these articles of incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this tenth day of July, A.D. 2000,




_____________________________

C. Woodgate, Incorporator





















                         EXHIBIT 3.2

                           BY-LAWS














                             BYLAWS

                               of

                    BLUESTONE VENTURES, INC.

                     (the "Corporation")


            ARTICLE I:  MEETINGS OF SHAREHOLDERS

Section 1 - Annual Meetings

The annual meeting of the shareholders of the Corporation shall be held at the time fixed, from time to time, by the Board of Directors.

Section 2 - Special Meetings

The Board of Directors or such person or persons authorized by the Board of Directors may call special meetings of the shareholders.

Section 3 - Place of Meetings

Meetings of shareholders shall be held at the registered office of the Corporation, or at such other places, within or without the State of Nevada as the Board of Directors may from time to time fix.

Section 4 - Notice of Meetings

A notice convening an annual or special meeting which specifies the place, day, and hour of the meeting, and the general nature of the business of the meeting, must be faxed, personally delivered or mailed postage prepaid to each shareholder of the Corporation entitled to vote at the meeting at the address of the shareholder as it appears on the stock transfer ledger of the Corporation, at least ten
(10) days prior to the meeting. Accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, a shareholder will not invalidate the proceedings at that meeting.

Section 5 - Action Without a Meeting

Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if written consents are signed by shareholders representing a majority of the shares entitled to vote at such a meeting, except however, if a different proportion of voting power is required by law, the Articles of Incorporation or these Bylaws, than that proportion of written consents is required. Such written consents must be filed with the minutes of the proceedings of the shareholders of the Corporation.


Section 6 - Quorum

a) No business, other than the election of the chairman or the adjournment of the meeting, will be transacted at an annual or special meeting unless a quorum of shareholders, entitled to attend and vote, is present at the commencement of the meeting, but the quorum need not be present throughout the meeting.

b) Except as otherwise provided in these Bylaws, a quorum is two persons present and being, or representing by proxy, shareholders of the Corporation.

c) If within half an hour from the time appointed for an annual or special meeting a quorum is not present, the meeting shall stand adjourned to a day, time and place as determined by the chairman of the meeting.

Section 7 - Voting

Subject to a special voting rights or restrictions attached to a class of shares, each shareholder shall be entitled to one vote for each share of stock in his or her own name on the books of the corporation, whether represented in person or by proxy.

Section 8 - Motions

No motion proposed at an annual or special meeting need be seconded.

Section 9 - Equality of Votes

In the case of an equality of votes, the chairman of the meeting at which the vote takes place is not entitled to have a casting vote in addition to the vote or votes to which he may be entitled as a shareholder of proxy holder.

Section 10 - Dispute as to Entitlement to Vote

In a dispute as to the admission or rejection of a vote at an annual or special meeting, the decision of the chairman made in good faith is conclusive.

Section 11 - Proxy

a) Each shareholder entitled to vote at an annual or special meeting may do so either in person or by proxy. A form of proxy must be in writing under the hand of the appointer or of his or her attorney duly authorized in writing, or, if the appointer is a corporation, either under the seal of the corporation or under the hand of a duly authorized officer or attorney. A proxy holder need not be a shareholder of the Corporation.

b) A form of proxy and the power of attorney or other authority, if any, under which it is signed or a facsimiled copy thereof must be deposited at the registered office of the Corporation or at such other place as is specified for that purpose in the notice convening the meeting. In addition to any other method of depositing proxies provided for in these Bylaws, the Directors may from time to time by resolution make regulations relating to the depositing of proxies at a place or places and fixing the time or times for depositing the proxies not exceeding 48 hours (excluding Saturdays, Sundays and holidays) preceding the meeting or adjourned meeting specified in the notice calling a meeting of shareholders.

               ARTICLE II:  BOARD OF DIRECTORS

Section 1 - Number, Term, Election and Qualifications

a) The first Board of Directors of the Corporation, and all subsequent Boards of the Corporation, shall consist of not less than one (1) and not more than nine (9) directors. The number of Directors may be fixed and changed from time to time by ordinary resolution of the shareholders of the Corporation.

b)   The  first  Board of Directors shall hold office  until
     the first annual meeting of shareholders and until their successors have been duly elected and qualified or until there is a decrease in the number of directors. Thereinafter, Directors will be elected at the annual meeting of shareholders and shall hold office until the annual meeting of the shareholders next succeeding his or her election, or until his or her prior death, resignation or removal. Any Director may resign at any time upon written notice of such resignation to the Corporation.

c) A casual vacancy occurring in the Board may be filled by the remaining Directors.

d) Between successive annual meetings, the Directors have the power to appoint one or more additional Directors but not more than 1/2 of the number of Directors fixed at the last shareholder meeting at which Directors were elected. A Director so appointed holds office only until the next following annual meeting of the
     Corporation, but is eligible for election at that meeting. So long as he or she is an additional Director, the number of Directors will be increased accordingly.

e) A Director is not required to hold a share in the capital of the Corporation as qualification for his or her office.

Section 2 - Duties, Powers and Remuneration

a) The Board of Directors shall be responsible for the control and management of the business and affairs, property and interests of the Corporation, and may exercise  all  powers  of the Corporation,  except  for
     those powers conferred upon or reserved for the shareholders or any other persons as required under Nevada state law, the Corporation's Articles of Incorporation or by these Bylaws.

b) The remuneration of the Directors may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.


Section 3 - Meetings of Directors

a) The President of the Corporation shall preside as chairman at every meeting of the Directors, or if the President is not present or is willing to act as chairman, the Directors present shall choose one of their number to be chairman of the meeting.

b) The Directors may meet together for the dispatch of business, and adjourn and otherwise regulate their meetings as they think fit. Questions arising at a meeting must be decided by a majority of votes. In case of an equality of votes the chairman does not have a second or casting vote. Meetings of the Board held at regular intervals may be held at the place and time upon the notice (if any) as the Board may by resolution from time to time determine.

c) A Director may participate in a meeting of the Board or of a committee of the Directors using conference telephones or other communications facilities by which all Directors participating in the meeting can hear each other and provided that all such Directors agree to such participation. A Director participating in a meeting in accordance with this Bylaw is deemed to be present at the meeting and to have so agreed. Such Director will be counted in the quorum and entitled to speak and vote at the meeting.

d) A Director may, and the Secretary on request of a Director shall, call a meeting of the Board. Reasonable notice of the meeting specifying the place, day and hour of the meeting must be given by mail, postage prepaid, addressed to each of the Directors and alternate Directors at his or her address as it appears on the books of the Corporation or by leaving it at his or her usual business or residential address or by telephone, facsimile or other method of transmitting legibly recorded messages. It is not necessary to give notice of a meeting of Directors to a Director immediately following a shareholder meeting at which the Director has been elected, or is the meeting of Directors at which the Director is appointed.

e) A Director of the Corporation may file with the Secretary a document executed by him waiving notice of a past, present or future meeting or meetings of the Directors being, or required to have been, sent to him and may at any time withdraw the waiver with respect to meetings held thereafter. After filing such waiver with respect to future meetings and until the waiver is withdrawn no notice of a meeting of Directors need be given to the Director. All meetings of the Directors so held will be deemed not to be improperly called or constituted by reason of notice not having been given to the Director.

f) The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and if not so fixed is a majority of the Directors or, if the number of Directors is fixed at one, is one Director.

g) The continuing Directors may act notwithstanding a vacancy in their body but, if and so long as their number is reduced below the number fixed pursuant to these Bylaws as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number of Directors to that number, or of summoning a shareholder meeting of the Corporation, but for no other purpose.

h)   All  acts  done  by  a  meeting  of  the  Directors,  a
     committee of Directors, or a person acting as a Director, will, notwithstanding that it be afterwards discovered that there was some defect in the qualification, election or appointment of the Directors, shareholders of the committee or person acting as a Director, or that any of them were disqualified, be as valid as if the person had been duly elected or appointed and was qualified to be a Director.

i)   A  resolution  consented  to  in  writing,  whether  by
     facsimile or other method of transmitting legibly recorded messages, by all of the Directors is as valid as if it had been passed at a meeting of the Directors duly called and held. A resolution may be in two or more counterparts, which together are deemed to constitute one resolution in writing. A resolution must be filed with the minutes of the proceedings of the directors and is effective on the date stated on it or on the latest date stated on a counterpart.

j) All Directors of the Corporation shall have equal voting power.

Section 4 - Removal

One or more or all the Directors of the Corporation may be removed with or without cause at any time by a vote of two-thirds of the shareholders entitled to vote thereon, at a special meeting of the shareholders called for that purpose.

Section 5 - Committees

a) The Directors may from time to time by resolution designate from among its members one or more committees, and alternate members thereof, as they deem desirable, each consisting of one or more members, with such powers and authority (to the extent permitted by law and these Bylaws) as may be provided in such resolution. Unless the Articles of Incorporation or Bylaws state otherwise, the Board of Directors may appoint natural persons who are not Directors to serve on such committees authorized herein. Each such committee shall serve at the pleasure of the Board of Directors and unless otherwise stated by law, the Certificate of Incorporation of the Corporation or these Bylaws, shall be governed by the rules and
     regulations  stated  herein  regarding  the  Board   of
     Directors.

b) Each Committee shall keep regular minutes of its transactions, shall cause them to be recorded in the books kept for that purpose, and shall report them to the Board at such times as the Board may from time to time require. The Board has the power at any time to revoke or override the authority given to or acts done by any Committee.

                   ARTICLE III:  OFFICERS

Section  1  -  Number, Qualification, Election and  Term  of
Office

a) The Corporation's officers shall have such titles and duties as shall be stated in these Bylaws or in a resolution of the Board of Directors, which is not inconsistent with these Bylaws. The officers of the Corporation shall consist of a president, secretary, treasurer, and also may have one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as the Board of Directors may from time to time deem advisable. Any officer may hold two or more offices in the Corporation, and may or may not also act as a Director.

b) The officers of the Corporation shall be elected by the Board of Directors at the regular annual meeting of the Board following the annual meeting of shareholders.

c) Each officer shall hold office until the annual meeting of the Board of Directors next succeeding his or her election, and until his or her successor shall have been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Section 2 - Resignation

Any officer may resign at any time by giving written notice of such resignation to the Corporation.

Section 3 - Removal

Any officer appointed by the Board of Directors may be removed by a majority vote of the Board, either with or without cause, and a successor appointed by the Board at any time, and any officer or assistant officer, if appointed by another officer, may likewise be removed by such officer.

Section 4 - Remuneration

The remuneration of the Officers of the Corporation may from time to time be determined by the Directors or, if the Directors decide, by the shareholders.

Section 5 - Conflict of Interest

Each officer of the Corporation who holds another office or possesses property whereby, whether directly or indirectly, duties or interests might be created in conflict with his or her duties or interests as an officer of the Corporation shall, in writing, disclose to the President the fact and the nature, character and extent of the conflict.

                 ARTICLE V:  SHARES OF STOCK

Section 1 - Certificate of Stock

a) The shares of the Corporation shall be represented by certificates or shall be uncertificated shares.

b) Certificated shares of the Corporation shall be signed, either manually or by facsimile, by officers or agents designated by the Corporation for such purposes, and shall  certify  the  number  of  shares  owned  by  the
     shareholder in the Corporation. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent or transfer clerk, and by a registrar, then a facsimile of the signatures of the officers or agents, the transfer agent or transfer clerk or the registrar of the Corporation may be printed or lithographed upon the certificate in lieu of the actual signatures. If the Corporation uses facsimile signatures of its officers and agents on its stock certificates, it cannot act as registrar of its own stock, but its transfer agent and registrar may be identical if the institution acting in those dual capacities countersigns or otherwise authenticates any stock certificates in both capacities. If any officer who has signed or whose facsimile signature has been placed upon such certificate, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

c) If the Corporation issued uncertificated shares as provided for in these Bylaws, within a reasonable time after the issuance or transfer of such uncertificated shares, and at least annually thereafter, the Corporation shall send the shareholder a written statement certifying the number of shares owned by such shareholder in the Corporation.

d) Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

e)   If a share certificate:

          (i) is worn out or defaced, the Directors shall, upon production to them of the certificate and upon such other terms, if any, as they may think fit, order the certificate to be cancelled and issue a new certificate;

          (ii) is lost, stolen or destroyed, then upon proof being given to the satisfaction of the Directors and upon and indemnity, if any being given, as the Directors think adequate, the Directors shall issue a new certificate; or

          (iii) represents more than one share and the registered owner surrenders it to the Corporation with a written request that the Corporation issue in his or her name two or more certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as the certificate so surrendered, the Corporation shall cancel the certificate so
          surrendered   and   issue  new   certificates   in
          accordance with such request.

Section 2 - Transfers of Shares

a) Transfers or registration of transfers of shares of the Corporation shall be made on the stock transfer books of the Corporation by the registered holder thereof, or by his or her attorney duly authorized by a written power of attorney; and in the case of shares represented by certificates, only after the surrender to the Corporation of the certificates representing such shares with such shares properly endorsed, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and the payment of all stock transfer taxes due thereon.

b) The Corporation shall be entitled to treat the holder of record of any share or shares as the absolute owner thereof for all purposes and, accordingly, shall not be bound to recognize any legal, equitable or other claim to, or interest in, such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law.

Section 3 - Record Date

a) The Directors may fix in advance a date, which must not be more than 60 days permitted by the preceding the date of a meeting of shareholders or a class of shareholders, or of the payment of a dividend or of the proposed taking of any other proper action requiring the determination of shareholders as the record date for the determination of the shareholders entitled to notice of, or to attend and vote at, a meeting and an adjournment of the meeting, or entitled to receive payment of a dividend or for any other proper purpose and, in such case, notwithstanding anything in these Bylaws, only shareholders of records on the date so fixed will be deemed to be the shareholders for the purposes of this Bylaw.

b) Where no record date is so fixed for the determination of shareholders as provided in the preceding Bylaw, the date on which the notice is mailed or on which the resolution declaring the dividend is adopted, as the case may be, is the record date for such determination.

Section 4 - Fractional Shares

Notwithstanding   anything  else  in   these   Bylaws,   the
Corporation, if the Directors so resolve, will not be required to issue fractional shares in connection with an amalgamation, consolidation, exchange or conversion. At the discretion of the Directors, fractional interests in shares may be rounded to the nearest whole number, with fractions of 1/2 being rounded to the next highest whole number, or may be purchased for cancellation by the Corporation for such consideration as the Directors determine. The Directors may determine the manner in which fractional interests in shares are to be transferred and delivered to the Corporation in exchange for consideration and a determination so made is binding upon all shareholders of the Corporation. In case shareholders having fractional interests in shares fail to deliver them to the Corporation in accordance with a determination made by the Directors, the Corporation may deposit with the Corporation's Registrar and Transfer Agent a sum sufficient to pay the consideration payable by the Corporation for the fractional interests in shares, such deposit to be set aside in trust for such shareholders. Such setting aside is deemed to be payment to such shareholders for the fractional interests in shares not so delivered which will thereupon not be considered as outstanding and such shareholders will not be considered to be shareholders of the Corporation with respect thereto and will have no right except to receive payment of the money so set aside and deposited upon delivery of the certificates for the shares held prior to the amalgamation, consolidation, exchange or conversion which result in fractional interests in shares.

                   ARTICLE VI:  DIVIDENDS

a) Dividends may be declared and paid out of any funds available therefor, as often, in such amounts, and at such time or times as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Corporation's shareholders or to the shareholders of one or more classes or series.

b) Shares of one class or series may not be issued as a share dividend to shareholders of another class or series unless such issuance is in accordance with the Articles of Incorporation and:

          (i) a majority of the current shareholders of the class or series to be issued approve the issue; or
          (ii) there are no outstanding shares of the class or series of shares that are authorized to be issued as a dividend.

               ARTICLE VII:  BORROWING POWERS

a)    The  Directors may from time to time on behalf of  the
Corporation:

          (i) borrow money in such manner and amount, on such security, from such sources and upon such terms and conditions as they think fit,

          (ii) issue bonds, debentures and other debt obligations either outright or as security for liability or obligation of the Corporation or another person, and

          (iii) mortgage, charge, whether by way of specific or floating charge, and give other security on the undertaking, or on the whole or a part of the property and assets of the Corporation (both present and future).

b) A bond, debenture or other debt obligation of the Corporation may be issued at a discount, premium or otherwise, and with a special privilege as to redemption, surrender, drawing, allotment of or conversion into or exchange for shares or other securities, attending and voting at shareholder meetings of the Corporation, appointment of Directors or otherwise, and may by its terms be assignable free from equities between the Corporation and the person to whom it was issued or a subsequent holder thereof, all as the Directors may determine.

                 ARTICLE VIII:  FISCAL YEAR

The fiscal year end of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors from time to time, subject to applicable law.

                 ARTICLE IX:  CORPORATE SEAL

The corporate seal, if any, shall be in such form as shall be prescribed and altered, from time to time, by the Board of Directors. The use of a seal or stamp by the Corporation on corporate documents is not necessary and the lack thereof shall not in any way affect the legality of a corporate document.

                   ARTICLE X:  AMENDMENTS

Section 1 - By Shareholders

All Bylaws of the Corporation shall be subject to alteration or repeal, and new Bylaws may be made by a majority vote of the shareholders at any annual meeting or special meeting called for that purpose.

Section 2 - By Directors

The Board of Directors shall have the power to make, adopt, alter, amend and repeal, from time to time, Bylaws of the Corporation.

      ARTICLE XI:  DISCLOSURE OF INTEREST OF DIRECTORS

a) A Director who is, in any way, directly or indirectly interested in an existing or proposed contract or transaction with the Corporation or who holds an office or possesses property whereby, directly or indirectly, a duty or interest might be created to conflict with his or her duty or interest as a Director, shall declare the nature and extent of his or her interest in such contract or transaction or of the conflict with his or her duty and interest as a Director, as the case may be.

b) A Director shall not vote in respect of a contract or transaction with the Corporation in which he is interested and if he does so his or her vote will not be counted, but he will be counted in the quorum present at the meeting at which the vote is taken. The foregoing prohibitions do not apply to:

          (i) a contract or transaction relating to a loan to the Corporation, which a Director or a specified corporation or a specified firm in which he has an interest has guaranteed or joined in guaranteeing the repayment of the loan or part of the loan;

          (ii) a contract or transaction made or to be made with or for the benefit of a holding corporation or a subsidiary corporation of which a Director is a director or officer;

          (iii) a contract by a Director to subscribe for or underwrite shares or debentures to be issued by the Corporation or a subsidiary of the Corporation, or a contract, arrangement or transaction in which a Director is directly or indirectly interested if all the other Directors are also directly or indirectly interested in the contract, arrangement or transaction;

          (iv)   determining   the   remuneration   of   the
          Directors;

          (v)  purchasing and maintaining insurance to cover
          Directors against liability incurred by them as Directors; or

          (vi) the indemnification of a Director by the Corporation.

c) A Director may hold an office or place of profit with the Corporation (other than the office of Auditor of the Corporation) in conjunction with his or her office of Director for the period and on the terms (as to remuneration or otherwise) as the Directors may determine. No Director or intended Director will be disqualified by his or her office from contracting with the Corporation either with regard to the tenure of any such other office or place of profit, or as vendor, purchaser or otherwise, and, no contract or transaction entered into by or on behalf of the Corporation in which a Director is interested is liable to be voided by reason thereof.

d) A Director or his or her firm may act in a professional capacity for the Corporation (except as Auditor of the Corporation), and he or his or her firm is entitled to remuneration for professional services as if he were not a Director.

e) A Director may be or become a director or other officer or employee of, or otherwise interested in, a corporation or firm in which the Corporation may be interested as a shareholder or otherwise, and the Director is not accountable to the Corporation for remuneration or other benefits received by him as director, officer or employee of, or from his or her interest in, the other corporation or firm, unless the shareholders otherwise direct.

    ARTICLE XII:  ANNUAL LIST OF OFFICERS, DIRECTORS AND
                      REGISTERED AGENT

The Corporation shall, within sixty days after the filing of its Articles of Incorporation with the Secretary of State, and annually thereafter on or before the last day of the month in which the anniversary date of incorporation occurs each year, file with the Secretary of State a list of its president, secretary and treasurer and all of its Directors, along with the post office box or street address, either residence or business, and a designation of its resident agent in the state of Nevada. Such list shall be certified by an officer of the Corporation.

 ARTICLE XIII:  INDEMNITY OF DIRECTORS, OFFICERS, EMPLOYEES
                         AND AGENTS

a) The Directors shall cause the Corporation to indemnify a Director or former Director of the Corporation and the Directors may cause the Corporation to indemnify a director or former director of a corporation of which the Corporation is or was a shareholder and the heirs and personal representatives of any such person against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him or them including an amount paid to settle an action or satisfy a judgment inactive criminal or administrative action or proceeding to which he is or they are made a party by reason of his or her being or having been a Director of the Corporation or a director of such corporation, including an action brought by the Corporation or corporation. Each Director of the Corporation on being elected or appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

b) The Directors may cause the Corporation to indemnify an officer, employee or agent of the Corporation or of a corporation of which the Corporation is or was a shareholder (notwithstanding that he is also a Director), and his or her heirs and personal representatives against all costs, charges and expenses incurred by him or them and resulting from his or her acting as an officer, employee or agent of the Corporation or corporation. In addition the Corporation shall indemnify the Secretary or an Assistance Secretary of the Corporation (if he is not a full time employee of the Corporation and notwithstanding that he is also a Director), and his or her respective heirs and legal representatives against all costs, charges and expenses incurred by him or them and arising out of the functions assigned to the Secretary by the Corporation Act or these Articles and each such Secretary and Assistant Secretary, on being appointed is deemed to have contracted with the Corporation on the terms of the foregoing indemnity.

c) The Directors may cause the Corporation to purchase and maintain insurance for the benefit of a person who is or was serving as a Director, officer, employee or agent of the Corporation or as a director, officer, employee or agent of a corporation of which the Corporation is or was a shareholder and his or her heirs or personal representatives against a liability incurred by him as a Director, officer, employee or agent.


               CERTIFIED TO BE THE BYLAWS OF:


                  Bluestone Ventures, Inc.

                            per:


             ___________________________________
                          Secretary






                         EXHIBIT 4.1

                 SPECIMEN SHARE CERTIFICATE

                  BLUESTONE VENTURES, INC.

Registered holder:
Certificate number:
Date of issue:
Number:

Incorporated under the laws of the State of Nevada

Certificate Number    Class    Par Value  Date Of Issue
Number Of Shares
**000**               COMMON    $0.001

      Capital Stock 70,000,000 Shares $0.001 Par Value
Common Stock

                          BLUESTONE VENTURES, INC.

THIS CERTIFIES THAT  _______________________________________

is the registered holder of ______________ common shares fully paid and non-assessable in the capital of Bluestone Ventures, Inc., and subject to the Articles of the Company, transferable on the books of the Company by the registered holder in person, or by Attorney duly authorized in writing, upon surrender of the Certificate properly endorsed.

                 IN WITNESS WHEREOF the Company has caused this Certificate to be signed by its duly authorized officer(s)


                 ___________________________________________
                 President


                 ___________________________________________
                 Secretary




                         EXHIBIT 5.1

                   OPINION AS TO LEGALITY

                  CHRISTOPHER J. MORAN, JR.

Attorney at Law
                   4625 Clary Lakes Drive
                   Roswell, Georgia 30075

    Telephone
Telecopier
(770) 518-9542
(770) 518-9640


April 25, 2002

United States Securities and Exchange Commission
Washington, D.C. 20549

Re: Bluestone Ventures, Inc. Registration Statement on Form SB-2


Ladies and Gentlemen:

I have acted as counsel for Bluestone Investments, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form SB-2 (the
"Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the
Securities Act of 1933, as amended (the "Act"), relating to the public offering (the "Offering") of up to 1,741,000 shares (the "shares") of the Company's common stock (the
"common stock").

In rendering the opinion set forth below, I have reviewed
(a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as I have deemed relevant. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

     Based on the foregoing, I am of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statutes)

     I am also of the opinion that if and when the registration statement should become effective, all shares sold to the public through the use of the registration statement and the prospectus contained therein, will be validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada. (Chapter 78A of the Nevada Revised Statutes)

I hereby consent to the use of this opinion as an Exhibit to the Registration Statement

                         Very truly yours;


                         /S/ Christopher J. Moran, Jr.
                             Christopher J. Moran, Jr.


                        EXHIBIT 10.1

              MINERAL PROPERTY OPTION AGREEMENT


             THIS AGREEMENT dated for  December 15TH     2000

   BETWEEN-

             ROBERT GORDON ANDERSON, Seven Mile Beach, PO Box 30620, Grand
             Cayman;

             (the Optioner")

                                                      OF THE FIRST PART

   AND:

             BLUESTONE VENTURES, JNC., a body corporate, duly incorporated under the laws of the Nevada and having an office at 8th Floor, 1006 Beach Avenue, Vancouver, British Columbia,
             V6E 1T7;

             (the "Optionee".)

                                                    OF THE SECOND PART

   WHEREAS:

   A. The Optionor is the registered and beneficial owner of four mineral c1airn units known collectively as the Nag Lake Property which is located in the Gravel River area, Thunder Day Mining
   District, Ontario, Canada (Claim no.TB1195902) (collectively, the
   "Claims");

   B. The Optionor has agreed to grant to the Optionee the right, privilege and option to explore the Claims together with the right, privilege and option to purchase the Claims upon terms and conditions hereinafter Set forth,

             NOW THERFFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and provisos herein contained, THE PARTIES HERETO AGREE AS FOLLOWS:

   1.       DEFINITIONS

             For the purposes of this Agreement, exept as otherwise expressly provided or unless the context otherwise requires, the following words and phrases shall have the following meanings;

        (a) "Agreememt means this Mineral Property Option Agreement as entered into between the Optionor and the Optionee herein;

        (b) "Commercial Production" rneans the operation of the Claims or any portion thereof as a producing mine and  the  production of mineral products therefrom  (excluding bulk sampling or pilot plant operations,
        if any)  for  a period of 30 consecutive days at not less than  60%
             of the plants  initial rated capacity;

        (c) "Net Smelter Returns" means the net amount shown due by the smelter or other place of sale from the sale of mineral products, as indicated by its returns or settlement sheets, after payment of (1) all freight charges from the shipping point to the smelter or other place of sale, (2) all other proper treatment or other charges at such smelter or other place of sale, and (3) federal or state royalties due and payable on production, if any;

  2.              THE OPTIONOR'S REPRESENTATIONS

   2.1      The Optionor represents and warrants to the Optionee that;

             The Optionor is the beneficial owner of the mineral interests comprising the Claims and holds the right to explore and develop the Claims;

       (b) Except as disclosed herein, the Optionor, as beneficial owner of the claims, holds all of the Claims free and clear of all liens, charges and claims of others, and the Optionor has free and unimpeded right of access to the Claims and has use of the Claims surface for the herein purposes;
       (c) The Claim have been duly and validly located and recorded in a good and miner-like manner pursuant to the laws of Ontario and are in good standing in as of the date of this agreement;
       (d) There are no adverse claim or challenges against or to the Optionor's ownership of or title to any of the Claims nor to the knowledge of the Optionor is them any basis therefore, and there are no outstanding agreements or options to acquire or purchase the Claims  thereof and
       (e) The Optioner has the full right, authority and capacity to enter into this Agreement without first obtaining the consent of any other person or body corporate and the consummation of the transaction herein contemplated will not conflict with or result in any breach of any covenants or agreements contained in, or constitute a default under, or result in the creation of any encumbrances under the provisions of any shareholders' or directors' resolution, indenture, agreement or other instrument whatsoever to which the Optioner is a party or by which it is bound or to which it is subject;

   2.2 The representations and warranties of the Optionor set out in paragraph 2.1 above form a part of this Agreement and are conditions upon which the Optionee has relied in entering into this Agreement and shall survive the, acquisition of any interest in the Claim by the Optionee.

   3.       THE OPTIONEE'S REPRESENTATIONS

             The Optionee warrants mid represents to the Optionor that it is a body corporate, duly incorporated under the laws of the State of Nevada with full power and absolute capacity to enter into this Agreement and that the terms of this Agreement have been authorized by all necessary corporate acts and deeds in order to give effect to the terms hereof.

4.            GRANT OF OPTION

                                      The  Optionor hereby gives and grants
to the Optionee the sole and exclusive right and option to acquire a 100% undivided right, title and interest in and to the Claims (the "Option"), subject to a Net Smelter Return, royalty, by performing the acts and deeds and paying the sums provided for in paragraph 5.

5.            CONSIDERATION FOR THE GRANT OF OPTION

5.1 In order to keep the right and Option granted to the Optionee in respect of the Claims in good standing and in force and effect, the Optionee shall be obligated to:

  (a)  Share Issuances

                                      Issue   to   The   Optionor   250,000
non-assessable common shares in its capital stock at a deemed price of $0.10 per share upon execution of this Agreement;

(b)           Cash Payments

                                    Pay to the Optionor a total of $250,000
as follows:

(i)                $25,000 upon execution of this Agreement;

(ii)               $50,000 by January 2, 2002;

(iii)              $75,000 by June 1, 2003; and

(iv)               $100,000 by June 1, 2004;

  (b)  Expenditure Commitments

                                     Provide  funding of minimum cumulative
expenditures for exploration and development work on the Claims of at least $85,000 under the direction of a qualified geologist or project engineer as follows:

(i) $10,000 of expenditures to be incurred or caused to be incurred, by the Optionee on the Claims by January 1, 2002;

(ii) No less than a further $25,000 of expenditures to be or caused to be incurred, by the Optionee on the Claims by October 31, 2002; and

(iii) No less than a further $50,000 of Expenditures to be incurred, or caused to be incurred by the Optionee on the Claims by January 1, 2003.

(e)           Property Payments and Assessment Work

     Pay, or cause to be paid, to the
     Optionor, or on the Optionor's behalf as the Optionee may determine, all Claim payments and assessment work required to keep the Claims and this Option in good standing during the term of this Agreement.

   5.2 Area of Influence. For the purpose of this Agreement, the area covered by the Claims shall include an area of influence surrounding the outer perimeter of the Claims to a maximum of three miles (the "Area of Influence") and all mineral claims, interests or rights acquired (collectively, the
   "Interests"), dirtectly or indirectly, within the Area of influence before or after the date of signing of this Agreement by the Optionor during the currency of this Agreement shall become part of this Agreement. The Optionee agrees to reimburse the
Optionor for its out-of-pocket expenses, which are incurred by the Optionor upon its acquisition of the interests.

   6.        RIGHT TO ABANDON PROPERTY INTERESTS

        Should the Optionee, in its sole discretion, determine that any part of the Claims no longer warrants further exploration and development, then the Optionee may abandon such interests without affecting its rights or obligations under the Agreement, so long as the
Optionee  provides  the  Optionor  with  30  days  notice  of   its
   intention to do so. Upon receipt of   such  notice,  the  Optionor  my
request  that  the  Optionee retransfer title to such interests to the  Optionor, and the Optionee hereby agrees to do  so,  and  upon expiry of the 30 days, or upon the  earlier  transfer thereof such interests
shall  cease  to   be  part of the Claims.

   7.        TERMINATION OF OPTION

   7.1 The Option shall terminate upon 30 calendar days written notice being first provided by the Optionor to the Optionee, if the
Optionee fails to make the required share issuance or cash payments, or fails to complete the minimum cumulative and expenditures and assessment work in accordance with paragraph 5. 1 within the time periods specified.

   7.2 If the Optionee sball be in default of any requirement set forth in paragraph 5.1 herein, the Optionor shall give written notice to the Optionee specifying the default and the Optionee shall not lose any rights granted under this Agreement, unless within 30 days after the giving of notice of default by the Optionor, the Optionee has failed to take reasonable steps to cure the default by the appropriate performance.

   7.3 If the Option is terminated in accordance with paragraphs 7.1 and 7.2 herein), the Optionee shall have no interest in or to the Claims, and any share issuances, expenditures and payments made, or caused to be made, or incurred by the Optionee to or on behalf of the Optionor under this Agreement shall be non-refundable by the I Optionor to the Optionee for which the Optionee shall have no recourse.

             ACQUISITION OF INTERESTS IN THE CLAIMS

             At  such  time  as, the Optionee has made the  required  share issuance, minimum cumulative expenditures mid currency and other payments, in accordance with paragraph 5 heM4 within the time periods specified therein then the Option shall be deemed to have been exercised by the Optionee, and the Optionee shall have thereby, witbout any further act, acquired an undevided 100% interest in and to the Claims subjecct to the net smelter returrns royalty described below.

9.            NET SMELTER RETURNS ROYALTY

9.1 On the date the Optionee commences Commercial Production on the Claims, the Optionor shall be entitled to receive and the Optionee shall pay to the Optionor 2% of Net Smelter Returns,

9.2 The Optionee may at any tirne pay $500,000 to the Optionor to reduce the Net Smelter Returns payable to the Optioinor to 1% of Net Smelter Returns.

9.3 The Optionee shall be under no obligation whatsoever to place the Claims into Commercial Production and in the event it is placed into Commercial Production, the Optionee shall have the right, at any time, to curtail or suspend such production as it, in its absolute discretion, may determine.

9.4 Net Smelter Returns and the payments payable to the Optionor hereunder shall be adjusted and paid quarterly, all within 90 days after the end of each fiscal year during which the Claims were in Commercial Production, the records relateing to the calculation of Net Smelter Returns during that fiscal year shall be audited and any adjustments shall be made forthwith, and the audited statements shall, be delivered to the Optionor who shall have 60 days after receipt of such statements to question in writing their accuracy, and failing such question, the statements shall be deemed Correct.

9.5 For the purposes of paragraph 9.4, the Optionor or its representatives duly appointed in writing shall have the right at all reasonable times, upon written request, to inspect those books and financial records of the, Optionee as are relevant to the determination of Net Smelter Returns, and, at the expense of tbe Optionor, to make copies thereof

10.           OPERATOR

After the execution of this Agreement, the Optionee, or at the Optionee's option, its respective associate or nominee will act as the operator of the Claim under this Agreement The Optionee, if operator, may resign as the Operator at any time by giving 30 calendar days prior written notice to the Optionor, and within such 30 day period, the Optionee may appoint another party wbo covenants to act as the operator of tbe claims upon such term as the Optionee sees At.

11.           POWER AND AUTHORITY OF THE OPERATOR

After the execution of this Agreement, the operator shall have the full right power and authority to do everything necessary or desirable in connection with the exploration and developement of the Claim and to determine the manner of operation of the Claims as a mine including, and without limiting the generality of the foregoing, the right, power and authority to:

  (a) Regulate access to the Claims subject only to the right of the parties hereto to have access to the Claims at all reasonable times for the purpose of inspecting work being done thereon but at their own  risk  and expense; and


  (b)  Employ and engage such employees, agents and independent contractors as it may consider necessary or advisable to carry out its duties and obligations hereunder and in this conne0ion to delegate any
of its   powers and rights   to perform its duties and obligations  hereunder,
but the operator shall not enter into  contractual relationships with an
associated company except on terms   which are   commercially competitive,

12.           REGISTRAYION AND TRANSFER OF PROPERTY INTERESTS

Upon the request of the Optionee, the Optionor shall assist the Optionee to record this Agreement with the appropriate mining recorder and, when required the Optionor shall further provide the Optionee with such recordable documents as the Optionee and its counsel shall require to record its due interest in respect of the Claims,

13.           FURTHER ASSURANCES

The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement.

14.           FORCE MAJEURE

If  the  Optionee  is  prevented from or delayed  in  cornplying  with  any
provisions of this Agreement   by  reason  of  strikes,  labour  disputes,
lockouts,   labour shortages, power shortages,  fires, wars, acts of God, governmental regulations restricting normal operations or any other reason or reasons beyond the control of the Optionee, the time limited for the performance of the various provisions of this Agreement as set out above shall be extended by a period of time equal in length to the period of such prevention and delay and the Optionee, insofar as is possible, shall promptly give written notice to the, Optionor of the particulars of the reasons for any prevention or delay under this section, and shall take all reasonable steps to remove the cause of such prevention or delay and shall give written notice to the Optionor as soon as such causes ceases to exist.

CONFIDENTIAL INFORMATION

No informatiom furnished by the Optionee to the Optionor hereunder in respect of the activities carried out on the Claims by the Optionee, or related to the sale of mineral products derived from the Claims shall be published by the Optionor without the prior written consent of the Optionee, but such consent in respect of the reporting of factual data shall not be unreasonably withheld, and shall not be withheld in respect of information required to be publicly disclosed pursuant to applicable securities and corporation laws.

16.           ENTIRE AGREEMENT

This Agreement constitutes the entire agreement to date between the parties hereto and supersedes every previous agreement., communication, expectation, negotiation representation or understanding, whether oral or written express orimplied, statutory or otherwise, between the parties hereto with respect to the subject matterof this Agreement.

17.          NOTICE

17.1 Amy notice required to be given under this Agreement shall be deemed to be well and sufficiently given delivered by facsimile or sent by registered mail, in the case of the Optionor addressed as follows:

Robert Gordon Anderson
 Seven Mile Beach
PO Box 30620. Grand Cayman

and in the case of the Optionee addressed as follows

Bluestone Venwres Inc.
 8th Floor, 1006 Beach Avenue
 Vancouver, British Columbia
V6E 1T7

and any notice given as aforesaid shall be deemed to have been given, if delivered by facsimile, when transmitted or if mailed, on the second business day after the date of mailing.

17.2 Either party hereto may from time to time by notice in writing change its address for the purpose of this section.

18.    OPTION ONLY

Until the option is exercised, this is an option only and except as specifically provided otherwise, nothing herein contained shall be construed as obligating the Optionee to do any acts or make any payments hereunder and any act or acts or payments made hereunder shall not be construed as obligating the Optionee to do any further acts or make any further payments.

19.          RELATIONSHIP OF PARTIES

Nothing   contained  in  this  Agreement  shall,  except  to   the   extent
specifically authorized hereunder, be deemed to constitute either party hereto a partner, agent or legal representative of the other party.

20.          FURTHER ASSURANCES

             The parties hereto agree to do or cause to be done all acts or things necessary to implement and carry into effect the provisions and intent of this Agreement..

21.          TIME OF ESSENCE

Time shall be of the essence of this Agreement.

22.          TTTLES

The titles to the respective sections hereof shall not be deemed a part of this Agreement but shall be regarded as having been used for convenience only.

23.          CURRENCY

All funds referred to under the terms of this Agreement shall be funds designated in the lawful currency of the United States, of America.

24.           APPLICABLE. LAW

For all purpose this Agreement will be governed exclusively by and construed and enforced in accordance with the laws prevailing in the Province of Ontario.

25,           ENUREMENT

This Agreement, shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

26.           ASSIGNMENT

This agreement may be assigned by either party hereto with the written consent of the other party which consent shall not be unreasonably withheld.

IN WITNESS WHEREOF this Agreement has been executed as of the day and Year first above written.



Robert Gordon Anderson

In the presence of :

/s/ Greg Yanke


 THE CORPORATE SEAL of
BLUESTONE VENTURES INC,
 was hereunto affixed in the presence of






                        EXHIBIT 10.2

          AMENDED MINERAL PROPERTY OPTION AGREEMENT

             MINERAL PROPERTY AMENDING AGREEMENT


THIS  AGREEMENT dated for reference  November  5,2001.


BETWEEN:

          ROBERT   GORDON  ANDERSON,  Seven   Mile
          Beach, P.O. Box 30620, Grand Cayman; and

               (the "Optionor")

                                                OF THE FIRST PART

AND:

                BLUESTONE VENTURES, INC.,  a  body
          corporate, duly incorporated under the laws of the State of Nevada and having an office at 8th Floor, 1006 Beach
          Avenue, Vancouver, British Columbia, V6E
          1T7;

          (the "Optionee")

                                          OF THE SECOND PART

W H E R E A S :

A. The Optionor and The Optionee entered into a Mineral Property Option Agreement dated December 15, 2000 (the "Agreement"), whereby the Optionor granted to the Optionee the exclusive right to acquire an undivided 100% undivided right, title and interest in and to the Nag Lake property located in the Thunder bay Mining District, Ontario, Canada (Claim no. TB1195902) (the "Claims");

B. The Optionor and the Optionee both desire that the Agreement be amended as set forth below;

           NOW THEREFORE IN CONSIDERATION of the payment of ONE THOUSAND DOLLARS ($1,000.00) by the Optionee to the Optionor, the receipt and sufficiency of which is hereby acknowledged, and other good and valuable consideration, including the premises, mutual covenants and agreements herein contained, the parties hereto agree to amend the Agreement as follows:

1. Subparagraphs 5.1 (b) and (c) be and are hereby deleted in their entirety and replaced with the following:



         Cash Payments

      (b) Pay to the Optionor a total of $250,000 in the following manner:

                     (i)   $25,000  upon execution  of  this
               Agreement (the Optionor acknowledges receipt of this payment);

                    (ii) $25,000 by June 1, 2002;

          (iii)     $100,000 by June 1, 2003;

          (iv) $100,000 on June 1, 2004;

          Expenditure Commitments

          (c) Provide funding of minimum cumulative expenditures for exploration and development work on the Claims of at least $100,000 under the direction of a qualified geologist or project engineer in the following manner:

                     (i)   $10,000  of  expenditures  to  be
               incurred, or caused to be incurred, by the Optionee on the Claims by August 30, 2002;

                     (ii) No less than a further $30,000  of
               expenditures to be incurred, or caused to be incurred, by the Optionee on the Claims by August 30, 2003; and

                    (iii)     No less than a further $60,000
               of expenditures to be incurred, or caused to be incurred, by the Optionee on the Claims by August 30, 2004."

2. All of the terms and conditions of the Agreement, except as amended or modified hereby, remain in full force and effect.

            IN WITNESS WHEREOF this Agreement has been executed as of the day and year first above written.

SIGNED, SEALED,                    )
AND DELIVERED by              )
ROBERT GORDON ANDERSON        )
in the presence of:                )
                              )
_____________________________      )
Witness                                            )
_________________________________
                                      )      ROBERT   GORDON
ANDERSON
_____________________________      )




THE CORPORATE SEAL of        )
BLUESTONE VENTURES, INC.     )
was hereunto affixed in the  )
presence of:                 )
                             )                        (c/s)
______________________________  )
                             )
______________________________  )



                        EXHIBIT 23.1

               CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the inclusion of our Auditors' Report dated March 7, 2002, on the financial statements of Bluestone Ventures Inc. as at December 31, 2001 in the Company's Prospectus dated April 25, 2002 when such financial information is read in conjunction with the financial statements referred to in our Report.


                                 "Lancaster & David"  signed

                                       Chartered Accountants


Vancouver, Canada
April 25, 2002






                        EXHIBIT 23.2


             CONSENT OF GEOLOGIST TO USE OF NAME





                                CERTIFICATE

                                    FOR

                              JAMES G. BURNS

1)             I, James G. Burns, am the author of this report. I reside at
190             Graye Crescent, Timmins, Ontario, Canada, I am self-
employed as a consulting geologist.

2)             I graduated from Queens University at Kingston, Ontario in
1969 with a B.Sc.
               (Honours) in Geological Science. I have been practicing my profession continuously since that date. I am member of the Association of Professional Engineers of Ontario,
                the Canadian Institute of mining and Metallurgy, and the Prospectors and Developers Association of Canada.

3) I have worked on projects that were similar in nature to that being reported upon in this report..

4) In the past five years I have authored or co-authored Qualifying Reports for the following companies.
                  1996 Copper Dome Mines Ltd.
                  1996 Abitibi Mining Corp. and Sedex Mining Corp. 1997 Marl Resources Corp.
                  1998 Cross Lake Minerals Ltd.
                  1999 Medici Minerals Corporation
                  2000 Marshall Minerals Corp,

5) I have not received nor do I expect to receive any interest in the Nagunagisic Lake property. I do not own nor do I expect to receive, directly or indirectly, any securities of Bluestone Ventures Inc.

6) My relationship with Bluestone ventures Inc. is strictly arms length. I have not completed previous work for Bluestone, and I have no cause to expect additional work in the future.

7) In any professional opinion the property reported upon in this report is of potential merit and further work is justified.

8) This report is based upon my personal review of pertinent data, and discussions with persons familiar with the general region. I visited the property on December 3, 2000,

9)I consent to the use of this report by Bluestone Ventures Inc.   Timmins,
Ontario James G. Burns BSc, P.Eng


February 8, 2000



                         BLUESTONE VENTURES, INC.
                      .110 Box 27581 Oakridge Station
                        Vancouver, British Columbia
                                  V5Z 4M4

February 5, 2001

Mr. Jim Burns
190 Graye Crescent
Timmins, Ontario
P4N 8K8

Dear Sir:

Re:      Nag Lake Property

We hereby authorize you to prepare a geological report on our behalf regarding the Nag Lake property located in the Gravel River area, Thunder Bay Mining District, Ontario (Claim no. TBI195902). We intend to use this report in connection with our filing of an SB-2 registration statement with the US, Securities & Exchange Commission and our application to list our securities on the NASD OTC Bulletin Board.

Yours truly,

BLUESTONE VENTURES, INC.

PER:

YAOGUANG LUO
Director